           ---------------------------------------------------------


                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                               PJ AMERICA, INC.,

                      PJAM ACQUISITION SUBSIDIARY, INC.,

                           OHIO PIZZA DELIVERY CO.,

                                      AND

                     ROGER P. TENNYSON, MARY ANN TENNYSON,

                    BRIAN J. TENNYSON, JEANNE K. TENNYSON,

                       JOHN SCHNATTER, CHARLES SCHNATTER

                                AND DAN HOLLAND

           ---------------------------------------------------------





                                 May 30, 1997

                               TABLE OF CONTENTS

Section                                                                     Page

1.  The Merger..............................................................  1
    1.1  Merger of Acquisition Subsidiary into the Company..................  1
    1.2  The Closing........................................................  1
    1.3  Charter and Management of Surviving Corporation....................  2
    1.4  Conversion of Shares...............................................  2
    1.5  Adjustment of Formula Price........................................  3
    1.6  Exchange of Certificates Representing the Company Shares...........  4
    1.7  Indemnification Escrow.............................................  5
    1.8  Unregistered Securities............................................  6

2.  Certain Representations and Warranties of Shareholders..................  6
    2.1  Title to Shares; Share Restrictions................................  6
    2.2  Authority..........................................................  6
    2.3  Completeness of Statements.........................................  6

3.  Representations and Warranties of the Company and the Shareholders......  7
    3.1  Organization and Standing of the Company...........................  7
    3.2  Subsidiaries.......................................................  7
    3.3  Authority..........................................................  7
    3.4  No Violations; Consents............................................  7
    3.5  Capitalization; Stock Ownership and Rights.........................  8
    3.6  Financial Statements...............................................  8
    3.7  Absence of Undisclosed Liability...................................  9
    3.8  Absence of Certain Events..........................................  9
    3.9  Properties......................................................... 11
   3.10  Assets Necessary to Business....................................... 12
   3.11  Bank Accounts, etc................................................. 12
   3.12  Absence of Other Business Operations; Restrictive Covenants........ 12
   3.13  Contracts; Contract Status......................................... 12
   3.14  Copyrights, Trademarks, Trade Names, Etc........................... 13
   3.15  Current Employees and Compensation; Officers and Directors......... 13
   3.16  Employee Benefits.................................................. 14
   3.17  Environmental Matters.............................................. 15
   3.18  Indebtedness to or from Officers, Directors, Etc................... 16
   3.19  Insider Interests.................................................. 16
   3.20  Insurance.......................................................... 16
   3.21  Labor Matters...................................................... 16
   3.22  Leases............................................................. 17
   3.23  Licenses and Permits............................................... 17
   3.24  Litigation......................................................... 17

                               TABLE OF CONTENTS

Section                                                                     Page

    3.25  Real Property..................................................... 18
    3.26  Payments.......................................................... 18
    3.27  Tax Returns; Tax Elections........................................ 18
    3.28  Compliance........................................................ 20
    3.29  Books and Records................................................. 20
    3.30  Securities Representations........................................ 20
    3.31  Completeness of Statements........................................ 21

4.  Representations and Warranties of PJAM.................................. 21
    4.1  Incorporation; Corporate Power..................................... 21
    4.2  Authorization; No Violation........................................ 22
    4.3  Securities Documents............................................... 22
    4.4  Litigation......................................................... 23
    4.5  Issuance of PJAM Shares............................................ 23

5.  Covenants of the Parties 23
    5.1  Operation of the Company Pending Closing........................... 23
    5.2  Tax Treatment...................................................... 24
    5.3  Non-Competition Agreement.......................................... 24
    5.4  Release and Resignation............................................ 24
    5.5  Registration Rights Agreement...................................... 25
    5.6  Health Care Continuation........................................... 25
    5.7  Employee Bonuses................................................... 27
    5.8  Shareholders Agreement............................................. 27
    5.9  Substitute Guaranty................................................ 27
    5.10 Compliance with Conditions......................................... 27
    5.11 Further Actions.................................................... 27

6.  Conditions to the Obligations of PJAM and Acquisition Subsidiary........ 28
    6.1  Representations and Warranties Correct............................. 28
    6.2  Compliance with Covenants.......................................... 28
    6.3  Necessary Consents................................................. 28
    6.4  No Material Adverse Change......................................... 28
    6.5  Comparable Store Sales............................................. 28
    6.6  No Litigation...................................................... 28
    6.7  Maximum Price of PJAM Shares....................................... 28
    6.8  Pooling of Interests............................................... 28
    6.9  Reed Employment Agreement.......................................... 29

7.  Conditions to Obligations of the Shareholders and the Company........... 29
    7.1  Representatives and Warranties Correct............................. 29

                               TABLE OF CONTENTS


Section                                                                     Page

      7.2   Compliance with Covenants .....................................   29
      7.3   No Litigation .................................................   29
      7.4   Minimum Closing Price .........................................   29
      7.5   Necessary Consents ............................................   29
      7.6   No Material Adverse Change ....................................   29

 8.  Termination ..........................................................   29
      8.1   Termination Events ............................................   29
      8.2   Effect of Termination .........................................   30

 9.  Deliveries and Actions Taken at Closing ..............................   31
      9.1   Deliveries by the Shareholders and the Company ................   31
      9.2   Deliveries by PJAM and Acquisition Subsidiary .................   31
      9.3   Deliveries by PJAM and the Shareholders .......................   32

10.  Survival of Representations and Warranties; Indemnities ..............   32
     10.1   Survival ......................................................   32
     10.2   General Indemnities of the Shareholders .......................   32
     10.3   Additional Indemnities of the Shareholders ....................   32
     10.4   Indemnity by PJAM .............................................   33
     10.5   Exclusive Remedy ..............................................   33
     10.6   Limitations on the Shareholders' Indemnification Obligations ..   34
     10.7   Claims Procedure ..............................................   34
     10.8   Defense of Third Party Claim ..................................   35
     10.9   Arbitration ...................................................   36

11.  Miscellaneous Provisions .............................................   37
     11.1   Expenses ......................................................   37
     11.2   Shareholders' and Company's Knowledge Defined .................   37
     11.3   Notice ........................................................   37
     11.4   Exhibits; Entire Agreement ....................................   38
     11.5   Amendment; Waiver .............................................   38
     11.6   Binding Effect; Assignment ....................................   38
     11.7   Captions ......................................................   38
     11.8   Severability of Provisions ....................................   38
     11.9   Confidentiality ...............................................   39
     11.10  Governing Law .................................................   39
     11.11  Publicity; No Disclosure ......................................   39
     11.12  Post-Closing Access ...........................................   40
     11.13  Counterparts ..................................................   40
     11.14  Waiver of Conflict ............................................   40

                                    EXHIBITS

Description                                                              Exhibit

Certificate of Merger ..................................................       A
PJAM Shares ............................................................       B
Escrow Agreement .......................................................       C
Non-Competition Agreements .............................................       D
Release Letter .........................................................       E
Registration Rights Agreement ..........................................       F



                                   SCHEDULES

Description                                                             Schedule

Ownership of Shares ....................................................     2.1
Organization and Good Standing .........................................     3.1
Subsidiaries ...........................................................     3.2
No Violations; Consents ................................................     3.4
Capitalization; Stock Ownership ........................................     3.5
Financial Statements ...................................................     3.6
Liabilities Not Disclosed on Acquisition Balance Sheet .................     3.7
Absence of Certain Events ..............................................     3.8
Properties .............................................................     3.9
Bank Accounts ..........................................................    3.11
Absence of Other Business Activities ...................................    3.12
Contracts ..............................................................    3.13
Current Employees and Compensation, Directors and Officers .............    3.15
Employee Benefits ......................................................    3.16
Environmental Matters ..................................................    3.17
Indebtedness ...........................................................    3.18
Insider Interests ......................................................    3.19
Insurance ..............................................................    3.20
Labor Matters ..........................................................    3.21
Leases .................................................................    3.22
Litigation .............................................................    3.24
Real Property ..........................................................    3.25
Taxes ..................................................................    3.27
Buyer's Required Authorizations ........................................     4.2
Substitute Guaranty ....................................................     5.9
Necessary Consents .....................................................     7.5


                         AGREEMENT AND PLAN OF MERGER

     This Agreement And Plan Of Merger is entered into as of May 30, 1997, by and among (i) PJ America, Inc., a Delaware corporation ("PJAM"), (ii) PJAM Acquisition Subsidiary, Inc., an Ohio corporation ("Acquisition Subsidiary"),
(iii) Ohio Pizza Delivery Co., an Ohio corporation ("Company"), and (iv) Roger
P. Tennyson, Mary Ann Tennyson, Brian J. Tennyson, Jeanne K. Tennyson (each an Indiana resident), John Schnatter, Charles Schnatter and Dan Holland (each a Kentucky resident) (individually, a "Shareholder" and collectively, the "Shareholders").

     Recitals:

     A. The Company owns, operates and manages restaurants as a franchisee of Papa John's International Inc. ("PJI"). The Shareholders own all of the issued and outstanding capital stock of the Company.

     B. PJAM has formed Acquisition Subsidiary as a wholly-owned subsidiary corporation of PJAM prior to the "Closing" (as defined herein) of the transactions described in this Agreement. PJAM desires to exchange its common stock for all of the issued and outstanding capital stock of the Company, all pursuant to the terms of this Agreement.

     C. For federal income tax purposes, the parties intend that the merger for which this Agreement provides is a reorganization within the meaning of section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

     Agreement:

     Now, Therefore, the parties hereby agree as follows:

  1. The Merger.

     1.1 Merger of Acquisition Subsidiary into the Company. Upon the terms and subject to the conditions set forth in this "Agreement" (as defined in Section 11.4), at the "Effective Time" (as defined in Section 1.2) Acquisition Subsidiary shall be merged with and into the Company (the "Merger") and the separate corporate existence of Acquisition Subsidiary shall thereupon cease. The Company shall be the surviving corporation and its separate corporate existence shall continue unaffected and unimpaired by the Merger. For purposes of reference to the Company at and after the Effective Time, the Company is hereinafter sometimes referred to as the "Surviving Corporation." The Merger shall be pursuant to the provisions of, and have the effect provided in, the applicable laws of the State of Ohio.

     1.2  The Closing.

          (a) The closing of the Merger ("Closing") shall take place at the offices of GREENEBAUM DOLL & McDONALD, pllc, 3300 National City Tower, Louisville, Kentucky 40202, at 11:00 a.m., local time, on the later of (1) the third business day immediately following the day on which the last condition set forth in Sections 6 and 7 (other than the conditions described in Sections 6.7 and 7.4) is fulfilled or satisfied in accordance herewith or waived by the party entitled to the benefit of such condition or (2) June 6, 1997, but in no event later than June 30, 1997. Each party shall notify the others on the date that all the conditions precedent to such party's obligation to close the transactions described in this Agreement have been satisfied, fulfilled or waived.

          (b) The date on which the Closing occurs is hereinafter referred to as the "Effective Date." On the Effective Date, the parties shall cause a Certificate of Merger in the form of Exhibit A necessary to effect the Merger and all other such documents that may be required by applicable Ohio law to be filed with the Ohio Secretary of State. The Merger shall be effective at the opening of business ("Effective Time") on the Effective Date. The Merger shall have the effect set forth in the Ohio General Corporation Law.

     1.3  Charter and Management of Surviving Corporation.

          (a) From and after the Effective Time and until further amended in accordance with applicable Ohio law, the Articles of Incorporation of Acquisition Subsidiary shall be the Articles of Incorporation of the Surviving Corporation. The By-Laws of Acquisition Subsidiary, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable Ohio law.

          (b) From and after the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons who are the directors of Acquisition Subsidiary immediately before the Effective Time, with each such person continuing to serve as a director of the Surviving Corporation in accordance with the provisions of Surviving Corporation's Articles of Incorporation and By-Laws and applicable Ohio law. From and after the Effective Time, the officers of the Surviving Corporation shall consist of those persons who are the officers of Acquisition Subsidiary immediately before the Effective Time, with each such person continuing to serve as an officer of Surviving Corporation in accordance with the provisions of the Surviving Corporation's Articles of Incorporation and By-Laws and applicable Ohio law.

     1.4  Conversion of Shares.

          (a) At the Effective Time, all of the Company's common shares, having no par value per share (the "Company Shares"), issued and outstanding immediately prior to the Effective Time shall be converted into that number of shares of PJAM common stock, $.01 par value per share ("PJAM Shares") equal to $4,588,379 ("Formula Price") divided by $16.50 (the parties acknowledge that they agreed to such conversion value as of May 20, 1997). The Formula Price shall be subject to adjustment computed in accordance with Section 1.5. The Company Shares held by each Shareholder shall be exchanged for the percentage of PJAM Shares set forth on Exhibit B.

          (b) The common stock, having no par value per share, of Acquisition Subsidiary that is issued and outstanding immediately prior to the Effective Time and owned by PJAM, shall remain issued and outstanding and shall represent all of the issued and outstanding capital stock of Surviving Corporation immediately following the Effective Time.

     1.5  Adjustment of Formula Price.

          (a) Preparation of Draft Effective Date Balance Sheet. The Surviving Corporation shall cause Masters and Associates to prepare and deliver to the Shareholders, within 30 days after the Effective Date, a draft balance sheet (the "Draft Effective Date Balance Sheet") for the Company as of the close of business on (i) May 25, 1997, if the Closing shall occur on or prior to June 6, 1997, or (ii) the date immediately prior to the Effective Date if the Closing occurs after June 6, 1997. The Surviving Corporation shall prepare the Draft Effective Date Balance Sheet in accordance with generally accepted accounting principles applied on a basis consistent with the preparation of the "Acquisition Balance Sheet" (as defined in Section 3.6) ("GAAP"), provided, that assets, liabilities, gains, losses, revenues and expenses during the period from December 30, 1996 to the Effective Time or as of dates other than year-end (which normally are determined through the application of so-called interim accounting conventions or procedures) shall be determined, for purposes of the Draft Closing Date Balance Sheet, through full application of the procedures used in preparing the Acquisition Balance Sheet as though the Merger had not occurred. Additionally, in the event the Draft Effective Date Balance Sheet is prepared as of the close of business on May 25, 1997, as provided herein, then the Draft Effective Date Balance Sheet shall be adjusted to reflect any of the following that occur between May 25, 1997 and the Effective Date: (i) dividends or distributions to the Shareholders declared or paid; (ii) payments of accrued vacation; (iii) payments of the special bonuses described in Section 5.7(a) hereof; (iv) payments to Stephen Reed with respect to the amendment to the "Reed Employment Agreement" (as defined in Section 6.9); (v) the expenses described in
Section 11.1(b) hereof; (vi) incurring of debt described in item 35 of Schedule 3.7; and (vii) any other debt or obligation incurred other than in the ordinary course of the Company's business.

          (b) Preparation of Effective Date Balance Sheet. If the Shareholders have any objections to the Draft Effective Date Balance Sheet, they shall deliver a detailed statement describing their objections to the Surviving Corporation within 15 days after receiving the Draft Closing Date Balance Sheet. The parties shall use their "Best Efforts" (as defined below in this Section 1.5(b) to resolve any such objections themselves. If the parties do not obtain a final resolution within 30 days after Buyer has received the statement of objections, PJAM and the Shareholders have selected Arthur Andersen & Co., Cleveland, Ohio, to resolve any remaining objections. The determination of such accounting firm shall be made on the basis of the requirements of this Agreement, will be set forth in writing and will be conclusive and binding upon the parties hereto. The Surviving Corporation shall revise the Draft Effective Date Balance Sheet as appropriate to reflect the resolution of any objections thereto pursuant to this Section 1.5(b). As used in this Agreement, the term "Effective Date Balance Sheet" shall mean the Draft Effective Date Balance Sheet, together with any revisions thereto pursuant to this Section 1.5(b); the term "Best Efforts" shall mean the efforts that a prudent "Person" desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; the term "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability partnership or company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body; and the term "Governmental Body" shall mean any (A) nation, state, county, city, town, village, district or other jurisdiction of any nature; (B) federal state, local, municipal, foreign or other government;
(C) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); (D) multi-national organization or body; or (E) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature) or any other Person.

          (c) Payment of Fees and Expenses of Accounting Firm. In the event the parties submit any unresolved objections to an accounting firm for resolution as provided in Section 1.5(b), the Surviving Corporation, on the one hand, and the Shareholders, on the other hand, shall each pay one-half the fees and expenses of such accounting firm.

          (d) Adjustment to Formula Price. If the excess of the assets over the liabilities ("Stockholders Equity") as shown on the Effective Date Balance Sheet (the "Effective Date Equity") is less than or greater than $490,299, then the amount of the Formula Price shall be reduced or increased by the amount by which the Effective Date Equity is less than or greater than $490,299 and the number of PJAM Shares to be issued to the Shareholders in the Merger shall be reduced or increased accordingly.

     1.6  Exchange of Certificates Representing the Company Shares.

          (a) On the Effective Date, PJAM shall deposit with National City Bank, Cleveland, Ohio ("Transfer Agent") for the benefit of the Shareholders certificates representing 80% of that whole number of PJAM Shares determined in accordance with Section 1.4(a).

          (b) At the Closing, PJAM shall cause the Transfer Agent to deliver to each Shareholder (1) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Company Shares shall pass, only upon delivery of the certificates representing Company Shares (the "Certificates") to the Transfer Agent and shall be in such form and have such other provisions as PJAM may reasonably specify, and (2) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing PJAM Shares and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Transfer Agent by a Shareholder, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, that Shareholder shall be entitled to receive in exchange therefor certificates representing his or her proportionate share of 80% of that number of whole PJAM Shares determined in accordance with
Section 1.4(a). PJAM shall use its best efforts to cause the Transfer Agent to deliver the certificates for such PJAM Shares and cash at the Closing, pursuant to this Section 1.6(b).

          (c) Within 20 days following final determination of the Formula Price, pursuant to the provisions of Section 1.5 (the "Adjustment Date"):

               (1) PJAM shall deliver or cause to be delivered to the Shareholders

               (A) certificates representing his or her proportionate share of whole PJAM Shares determined in accordance with Section 1.4, as adjusted pursuant to Section , and not delivered pursuant to Section 1.06(b), less the "Escrow Deposit" (as defined in Section 1.7), and

               (B) immediately available funds in lieu of any fraction of a PJAM share; or

          (2) If the number of PJAM Shares issued to the Shareholders pursuant to Section 1.6(b) exceeds the total number of PJAM Shares the Shareholders are entitled to receive following the adjustments described in Section 1.5, then the Shareholders shall deliver to the Surviving Corporation certificates for the number of whole PJAM Shares (plus cash in lieu of surrender of any fractional shares) the Shareholders were issued pursuant to Section 1.6(b) in excess of the total number of PJAM Shares such Shareholders were entitled to receive as a result of the adjustment described in Section 1.5.

          (d) No fractional PJAM Shares shall be issued pursuant hereto. In lieu of the issuance or return of any fractional PJAM Share, cash adjustments will be paid to or by Shareholders for such fractional PJAM Share that would otherwise be issuable or returnable. No interest will be paid or accrued on the amounts due in lieu of fractional shares.

     1.7  Indemnification Escrow.

          (a) At the Closing, the Shareholders, PJAM and PNC Bank, Louisville, Kentucky, as escrow agent (the "Indemnification Escrow Agent"), shall execute and deliver to an escrow agreement (the "Indemnification Escrow Agreement") in the form of Exhibit C attached hereto, providing for 15% of the total number of PJAM Shares to be issued to each of the Shareholders pursuant to this Agreement (collectively, the "Escrow Deposit") to be placed in escrow to satisfy claims for indemnification made by PJAM pursuant to this Agreement.

          (b) Notwithstanding the foregoing, on the Adjustment Date, (i) PJAM shall deliver or cause to be delivered to the Escrow Agent certificates representing each Shareholder's proportionate share of the Escrow Deposit, and
(ii) each Shareholder shall deliver to the Escrow Agent a stock power duly endorsed by such Shareholder, with signature properly guaranteed, for transfer to the Escrow Agent of certificates representing such Shareholder's proportionate share of the Indemnification Deposit. If the number of PJAM Shares issued to the Shareholders pursuant to Section 1.6(b) exceeds 85% of the number of PJAM Shares the Shareholders are entitled to receive following the adjustments described in Section 1.5, then, in addition to the return of PJAM Shares described in Section 1.6(c)(2) above, each Shareholder shall deliver to the Escrow Agent such Shareholder's proportionate share of the Escrow Deposit, so that following all of the adjustments described herein, the Escrow Deposit shall equal 15% of the total number of PJAM Shares to be issued to the Shareholders pursuant to this Agreement.

     1.8  Unregistered Securities.

          (a) The PJAM Shares to be issued to Shareholders in the Merger will not be registered under the Securities Act of 1933, as amended (the "Act"), or under the laws of any other jurisdiction.

          (b) Additionally, each Shareholder agrees that such Shareholder shall not sell, pledge, transfer or otherwise dispose of any of the PJAM Shares to be issued to such Shareholder pursuant to the terms of this Agreement until such time ("Publication Date") as financial results covering at least 30 days of combined operations of PJAM and the Surviving Corporation have been published within the meaning of Section 201.01 of the Securities Exchange Commission's Codification of Financial Reporting Policies. All certificates representing PJAM Shares shall bear a legend setting forth the restrictions described in this
Section 1.8(b); provided, as of the Publication Date, PJAM shall instruct the Transfer Agent, and provide such other additional items that such Transfer Agent may need, to remove such restrictive legend from certificates representing the PJAM Shares.

  2. Certain Representations and Warranties of Shareholders. Each of the Shareholders hereby severally represents and warrants to PJAM as follows:

          2.1 Title to Shares; Share Restrictions. The Shareholder is the sole record, lawful and beneficial owner of that number of Company Shares set forth opposite such Shareholder's name on Exhibit B, and has good and marketable title to such Company Shares. Except as disclosed on Schedule 2.1, the Shareholder owns such Company Shares free and clear of all "Encumbrances" (which, as used in this Agreement, shall mean any charge, claim, community property interest, condition, equitable interest, lien, mortgage, easement, servitude, right-of-way, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership), other than restrictions on transfer under applicable state and federal securities laws.

          2.2 Authority. The Shareholder has full right, power, authority and capacity to execute, deliver and perform this Agreement in accordance with its terms. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by the Shareholder in connection herewith or in connection therewith constitutes, or will, when executed and delivered, constitute, the valid and legally binding obligation of the Shareholder, enforceable against the Shareholder in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

          2.3 Completeness of Statements. To the knowledge of the Shareholder, no representation or warranty of the Shareholder in this Section 2 contains any untrue statement of a material fact, any misstatement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

  3. Representations and Warranties of the Company and the Shareholders. The Company and each of the Shareholders, jointly and severally, hereby make the following representations and warranties to PJAM.

     3.1 Organization and Standing of the Company. The Company is duly organized, validly existing and in good standing under the laws of the state of
Ohio.   Neither the nature of the business of the Company nor the character or location of the properties of the Company requires the Company to be qualified as a foreign corporation in any jurisdiction. The Company has full power and authority, corporate or otherwise, to own and lease its properties as such properties are now owned and leased and to conduct its business as and where such business is conducted. Schedule 3.1 contains true and complete copies of the articles of incorporation and by-laws of the Company, as amended through the date hereof.

     3.2 Subsidiaries. Except as set forth on Schedule 3.2, the Company does not, directly or indirectly, own any capital stock of, nor does it have any interest or investment (whether debt or equity) of any nature in, any other corporation, partnership, business trust, joint venture, association or other business organization.

     3.3 Authority. The Company has all necessary corporate power and authority to execute, deliver and perform this Agreement in accordance with its terms. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by the Company in connection herewith has been duly and validly authorized, executed and delivered by the Company and constitutes or will, when executed and delivered, constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

     3.4 No Violations; Consents. Except for the consent of PJI, which has consented to the Merger, and except as set forth on Schedule 3.4, the execution, delivery and performance of this Agreement the consummation of the transactions described in this Agreement, and the fulfillment of and compliance with the terms and provisions of this Agreement, do not and will not: (i) conflict with or violate the terms or conditions of, result in the breach of or constitute a default under, (A) any material law, rule or regulation of any government or agency or department of any government, or any material judgment, order, writ, award, decree, permit or license of any court or other agency of any government to which the Company, or any of its properties or assets, may be subject, (B) any material agreement, instrument, mortgage, commitment, franchise or restriction to which the Company is a party or by which the Company, or any of its properties or assets, is bound or committed, or (C) the charter, bylaws or any other organizational documents of the Company; (ii) constitute an event which could, or with the lapse of time or action by a third party could, result in any material manner in any default under or modify any of the foregoing, provide any third party the right to cancel any of the foregoing, or result in the creation of any lien, charge or encumbrance upon any of the Company's assets or properties that could have a material adverse effect on its business, assets, financial condition or results of operations; (iii) constitute an event which could, or with the lapse of time or action by a third party could, result in the creation of any lien, charge or encumbrance upon any of the issued and outstanding capital stock of the Company; or (iv) require any consent, authorization or approval of any federal, state or local court, governmental authority or regulatory body, or of any creditor or any party to any such material agreement, instrument, mortgage, contract or commitment, or any other person or entity; or (v) give any party with rights under any material agreement, instrument, mortgage, franchise, commitment, judgment, order, writ, award, decree, permit, license or other restriction to which the Company or any of its properties or assets are subject or bound the right to terminate, accelerate, modify or otherwise alter the rights or obligations of the Company thereunder.

     3.5  Capitalization; Stock Ownership and Rights.

       (a) The authorized capital stock of the Company consists of 750 Company Shares. The Shareholders are the sole record and beneficial owners of all the issued and outstanding Company Shares in the amounts set forth on Exhibit B attached hereto. Each outstanding Company Share is duly authorized, validly issued, fully-paid and non-assessable.

       (b) As of the date of this Agreement, (i) the Company has no outstanding class of capital stock other than the Company Shares identified on Exhibit B, and (ii) except as identified on Schedule 3.5, there are no, nor is there any arrangement not yet fully performed which would result in any, outstanding options, warrants, conversion or exchange rights, subscriptions, agreements or other commitments of any kind obligating the Company to issue or sell, or to redeem, purchase or otherwise acquire, directly or indirectly, any Company Shares or other capital stock of the Company or any outstanding restrictions, agreements or commitments of any kind to which the Company is a party or by which the Company is bound, which relate to or restrict in any way the issuance or sale, or purchase, redemption or other acquisition, of any Company Shares.

       (c) None of the issued and outstanding Company Shares has been issued in violation of any federal, state or other law pertaining to the issuance of securities, or in violation of any rights, preemptive or otherwise, of the Company or any present Shareholder or past shareholder of the Company.

     3.6 Financial Statements. Included as Schedule 3.6 are selected Financial Statements of the Company (collectively, the "Company Financial Statements") including the following: (i) the audited balance sheet of the Company as of December 29, 1996, together with a statement of income for the period ending December 29, 1996 (the "Year End Financials"); and (ii) the unaudited interim balance sheet of the Company as of April 27, 1997, together with a statement of income for the four-month period ending April 27, 1997 (the "Stub Period Financials"). The balance sheet dated December 29, 1996 that is included in the Year End Financials is referred to herein as the "Acquisition Balance Sheet." The Company Financial Statements have been prepared, from the books and records of the Company, represent actual, bona fide transactions and were prepared in conformity with generally accepted accounting principles applied on a consistent basis. The balance sheets included in the Company Financial Statements present fairly the financial condition of the Company as of the respective dates of the Company Financial Statements, and the statements of income included in the Company Financial Statements present fairly the results of operation of the Company for the respective periods covered thereby and do not contain any material items of special or nonrecurring income or expense, except as specifically identified therein.

     3.7 Absence of Undisclosed Liability. As of the date of the Acquisition Balance Sheet, the Company had no debts, obligations (including, but not limited to, obligations as a guarantor) or liabilities of any nature, secured or unsecured (including, but not limited to, debts, obligations or liabilities which are fixed, absolute, accrued or contingent), whether known or unknown to the Shareholders, except (a) as shown (and in the amounts shown) on the Acquisition Balance Sheet, or (b) for those obligations or liabilities which are not required to be disclosed on the Acquisition Balance Sheet under generally accepted accounting principles, but are otherwise disclosed to PJAM in any other provision of this Agreement or the Schedules attached hereto, (c) obligations under contracts not required to be disclosed pursuant to this Agreement, or (d) liabilities not material in amounts in the aggregate, which have not and will not adversely effect the reputation of the Company or its products, and which are fully covered by insurance. Except as disclosed on Schedule 3.7, since the date of the Acquisition Balance Sheet, the Company has not incurred any debts, obligations (including, but not limited to, obligations as a guarantor) or liabilities of any nature, secured or unsecured (including, but not limited to, debts, obligations or liabilities which are fixed, absolute, accrued or contingent) whether known or unknown to the Company or the Shareholders, other than (a) obligations under contracts not required to be disclosed pursuant to this Agreement, (b) debts, obligations and liabilities incurred in the ordinary course of business consistent with past practices, all of which have been paid in full in the ordinary course of business or are reflected on the regular books of account of the Company on the date hereof, and (c) liabilities not material in amounts in the aggregate, which have not and will not adversely effect the reputation of the Company or its products, and which are fully covered by insurance; and none of which (i) is inconsistent with the representations, warranties and covenants of the Company and the Shareholders contained herein or in any other provisions of this Agreement, (ii) has had or may be expected to have any material adverse effect on the business, assets, financial condition or prospects of the Company, or (iii) constitutes a guarantee of any form or type.

     3.8 Absence of Certain Events. Since the date of the Acquisition Balance Sheet, the Company has not, except as set forth on Schedule 3.8:

       (a) issued, sold, purchased or redeemed any stocks, bonds, debentures, notes, partnership interests or other securities or interests, or issued, sold or granted any option, warrant or right to acquire any thereof;

       (b) waived or released any debts, claims, rights of value or suffered any extraordinary loss or written down the value of any inventories or other assets, or written down or off any receivable, in excess of $10,000, in the aggregate;

       (c) declared, set aside or paid any dividend or distributions on any of the Company Shares;

       (d) made any capital expenditures or commitment for capital expenditures in excess of $10,000 for any single item or in excess of $25,000 in the aggregate;

       (e) made any change in its operations, other than changes in the lawful and ordinary course of business, none of which has, and which in the aggregate have not had, a material adverse effect on its business, operations, financial condition, or results of operations or prospects;

       (f) suffered any casualty, damage, destruction or loss to any of its assets in excess of $10,000 for any one event or in excess of $25,000 in the aggregate;

       (g) suffered any material adverse change in its revenues or expenses, financial position, assets, results of operations, business or cash flow, or experienced any occurrence or event which alone or together with other occurrences or events experienced by it has had or might reasonably be expected to have a material adverse effect upon its revenues or expenses, financial position, assets, results of operations, business or cash flow;

       (h) disposed of any of its properties or assets other than sales of products in the ordinary course of business consistent with past practices or which have been replaced with assets of similar utility that are of equal or greater value;

       (i) terminated, placed on probation, disciplined, warned, or experienced any resignation of any executive officer or experienced any resignations of, or had any disputes involving the employment relationship with, any store manager, supervisor or operating partner of the Company ("Management Employee");

       (j) paid or obligated itself to pay any bonuses or extraordinary compensation to, or made any increase (except increases in the ordinary course of business) in the compensation payable (or to become payable by it) to, any officer, director or employee, or entered into any contract of employment not terminable by it without notice, penalty or termination payment;

       (k)  terminated or amended or suffered the termination or amendment of
(i) any lease, bids, contracts, commitments and other agreements of the Company, or (ii) any permits, licenses, concessions, authorizations, franchises (including any PJI franchises) or similar rights granted to or held by the Company, which are necessary or are material and related to its operations;

       (l) incurred any indebtedness for borrowed money or subjected any of its properties or assets to any Encumbrances or to any other similar charge of any nature whatsoever;

       (m) made any loan or advance to any person or entity (except normal travel or other reasonable expense advance to its employees);

       (n)  made any change in accounting principles, methods or practices;

       (o) adopted, modified or amended any plan, contract or arrangement providing for management or consulting services, severance, employee insurance, bonuses, pension, profit sharing, stock purchase, deferred compensation or other employee benefits;

       (p) entered into any agreement, arrangement or transaction (other than transactions involving the sale of the Company's products in the ordinary course of business) with any of the Shareholders, or any of the officers, directors, agents or representatives of the Company, or any family members of any of the foregoing, or any business or entity in which any of the foregoing has a direct or indirect interest;

       (q) merged or consolidated with, or acquired all or any substantial portion of the business or property of, any other entity, or entered into any transactions other than in the ordinary course of business, consistent with past practices;

       (r) entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) involving more than $10,000;

       (s) entered into any agreement or commitment (whether or not in writing) to do any of the above;

and the Company has:

       (t) continued its operations in the ordinary course consistent with its past practices and maintained its operations, assets, books of account, records and files in substantially the same manner as before the Acquisition Balance Sheet Date;

       (u)  used its reasonable efforts to preserve its business.

     3.9 Properties. The Company has good and marketable title to all of its properties, interests in properties, and assets, tangible and intangible, (excluding leased real properties for which the Company has good and valid leasehold title), free and clear of all Encumbrances of any nature whatsoever, except for statutory or similar governmental liens securing payments of ad valorem property taxes or local taxes on income or profits not yet due and payable by the Company but accrued on the Effective Date Balance Sheet, or for those items set forth in Schedule 3.9. Except as set forth on Schedule 3.9, each store owned or operated by the Company is equipped in all material respects with equipment and other property and assets in material compliance with the specifications of the "Papa John's Franchise Agreements" (defined in Section 3.13(e)) and the Papa John's Operations Manual, and such equipment will be in operating condition on the Effective Date. Except for the foregoing representation, the Company and the Shareholders make no representation as to the condition, quality, fitness for use or merchantability or state of repair of any of the tangible personal property of the Company. Neither the whole nor any portion of such assets has been condemned or otherwise taken by public authority, and the Company and the Shareholders have no knowledge that any such condemnation or taking is threatened.

     3.10 Assets Necessary to Business. The Company owns or leases all properties and assets, real, personal and mixed, tangible and intangible; has area development rights or franchise rights relating to operation of the Papa John's pizza delivery and carry-out restaurants operated or under development by it and the markets serviced by such restaurants stores; and is party to all other contracts and agreements necessary and appropriate to permit it to carry on its business as presently conducted and at the locations where presently conducted.

     3.11 Bank Accounts, etc. Included as Schedule 3.11 is a true and complete list of the name of each bank, brokerage firm or other financial institution with which the Company has a depository, trading, margin, purchase, lending or similar account, a line of credit, or from which the Company is authorized to effect loans, or any safe deposit box, and the names of all persons authorized by the Company to draw on such accounts, effect such loans or to have access to such safe deposit box.

     3.12 Absence of Other Business Operations; Restrictive Covenants. The only business activity in which the Company has ever engaged has been the business of owning, developing and operating Papa John's pizza delivery and carry-out restaurants. Neither the Company nor any of its Shareholders is a party to, or subject to, any contract, arrangement or commitment containing covenants not to compete in the business of owning, developing or operating restaurants with any person or entity or restricting the area in which it may own, operate or franchise restaurants, except as set forth on Schedule 3.12 of the Company.

     3.13 Contracts; Contract Status. The Company is not currently a party to, or subject to, any of the following, whether written or oral, except as set forth on Schedule 3.13:

       (a) any management or employment contract or agreement, or any contract, arrangement or commitment with any director, officer, employee, shareholder or representative;

       (b) any contracts, arrangements or commitments for capital expenditures in excess of $10,000 as to any single expenditure or in excess of $25,000 for all expenditures;

       (c) any contract, arrangement or commitment relating to borrowed money or creating or providing for long-term debt or continuing credit or any guaranty, indemnity or suretyship obligation with respect thereto or power of attorney;

       (d) any contract, arrangement or commitment in which it or any of its employees or officers has covenanted to keep any information confidential (other than the Papa John's Franchise Agreements);

       (e) any franchise, development or license agreement with any person or entity, including, without limitation, the franchise and development agreements with PJI set forth on Schedule 3.13 (the "Papa John's Franchise Agreements"); or

       (f) any other material contract, arrangement or commitment, or contract agreement of commitment not made in the ordinary course of business.

The Company is not in default under the Papa John's Franchise Agreements, or any other contract, arrangement or commitment described on Schedule 3.13 (collectively, the "Material Contracts"), nor has any event occurred which, with notice or passage of time, or both, would constitute a default by the Company or, to the knowledge of the Company and the Shareholders, any other party, under any of the Material Contracts, and (A) there is no basis for any of the other parties to the Material Contracts to assert that the Company is in default thereunder and (B) to the knowledge of the Company and the Shareholders, the other parties to such Material Contracts are not in default thereunder. There are no existing disputes between the Company and any other party to a Material Contract. Except as set forth on Schedule 3.13, neither this Agreement nor the consummation of the Merger, or the other transactions contemplated by this Agreement will cause a default under any Material Contract and, following consummation of the transactions contemplated by this Agreement (including, without limitation, the Merger), the Company (and its successors) will continue to be entitled to the full benefit of all the Material Contracts. The Company has delivered to PJAM a true and complete copy of each of the Material Contracts, except as indicated on Schedule 3.13.

     3.14 Copyrights, Trademarks, Trade Names, Etc. The Company does not own or use any trade names, trademarks, trade dress, copyrights, service marks, registrations or applications therefor, and other similar rights ("Intangibles"), except for its corporate name and such Intangibles as the Company is authorized and licensed to use pursuant to the Papa John's Franchise Agreements ("PJI Intangibles"). The Company is not and has not been in violation or infringement of any Intangible owned by any person or entity other than the Company or in which any person or entity other than the Company has any right, and there are no actual or threatened claims pending or, to the knowledge of the Company and the Shareholders, contemplated against the Company relating thereto; provided, with respect to matters arising out of the Company's duly authorized use of the PJI Intangibles, the foregoing representations shall be limited to the knowledge of the Company and the Shareholders. The Company has not agreed to indemnify any person (other than PJI) for or against infringement of any Intangibles. No Intangible owned or used by the Company is subject to any outstanding order, award, writ, injunction, decree, or judgment of which the Company or any Shareholder has knowledge.

     3.15  Current Employees and Compensation; Officers and Directors.

       (a) Set forth on Schedule 3.15 is a complete list of the Company's directors, officers, and Management Employees on the date hereof along with the amount of the current annual salaries or hourly rate for each Management Employee. Except as disclosed on Schedule 3.15, the Company has not, because of past practices or previous commitments with respect to its Management Employees, established any rights on the part of such employees to receive additional compensation inconsistent with past practices with respect to any period after the date hereof or established any rights on the part of such employees or officers to continued employment.

       (b) Except as set forth on Schedule 3.15, neither the execution and delivery of this Agreement nor the consummation of the transactions described herein will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from the Company to any employee, director or officer or former employee, director or officer of the Company, (b) increase any benefits otherwise payable to any employee, director or officer or former employee, director or officer of the Company, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

           (c) Except as set forth on Schedule 3.15, to the knowledge of the Company and the Shareholders, no Management Employee or officer of the Company is a party to or subject to any contract, arrangement or commitment containing covenants by such employee or officer not to compete in any line of business with any Person or restricting the customers from whom or the area in which the Management Employee or officer may solicit or conduct business.

     3.16  Employee Benefits.

           (a) Except as set forth on Schedule 3.16, the Company does not maintain or contribute to, and has never maintained or contributed to, (a) any "employee pension benefit plans" ("Pension Plans") or any "employee welfare benefit plans" ("Welfare Plans") (as described in sections 3(2) and 3(1), respectively, of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (b) any other form of plan or agreement with any of its present or former employees, officers, directors, agents or representatives providing for present or future employee benefits or deferred compensation of any nature whatsoever, any golden parachute or other severance protection agreement, or similar agreement, or any plans or agreements providing stock options, stock purchase or any other employee benefits of any nature whatsoever ("Compensation Plans").

           (b) Each of the Welfare Plans has been administered in material compliance with the requirements of the Code and ERISA, and all reports required by any governmental agency for each of such plans have been timely filed, except as identified on Schedule 3.16.

           (c) On and after January 1, 1975, neither the Company nor any of its employees who is a fiduciary of any Welfare Plan, has engaged in any transaction in violation of Section 406(a) or Section 406(b) of ERISA (for which no exemption exists under Section 408 of ERISA) or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Sections 4975(c)(2) or 4975(d) of the Code.

           (d) On or after July 1, 1986, each group health plan (as defined in Section 5000(b)(1) of the Code) maintained by the Company has been administered in material compliance with the continuation coverage and notice requirements of Title I, Subtitle B, Part 6 of ERISA and Section 4980B of the Code (and the regulations thereunder).

           (e) The Company and its Shareholders have furnished to PJAM a true and complete copy of each Welfare Plan and Compensation Plan described on
Schedule 3.16 and the most recent Annual Report (Form 5500 Series) required by ERISA and the current summary plan description for each of the Welfare Plans. No representation has been made to participants or beneficiaries with respect to benefits under any of the Welfare Plans that would entitle them to benefits greater than or in addition to the benefits provided by the actual terms of such plans.

           (f) The Company is not presently required to contribute to, or during the period of five years ending on the date hereof has not been required to contribute to, any multi-employer plan (as defined in Section 4001(a)(3) of ERISA) which does or did cover any employee of the Company and the Company is not, and will not be on account of the consummation of the transactions described in this Agreement, subject to any withdrawal or partial withdrawal liability within the contemplation of Section 4201 of ERISA.

     3.17 Environmental Matters. Except as set forth on Schedule 3.17, to the actual knowledge of the Company and the Shareholders:

       (a) there are no toxic, hazardous or carcinogenic substances or wastes disposed of, stored, or are present on, in or under, any real property owned or leased by the Company or utilized by the Company in the conduct of its business, nor have any such substances or wastes been sent by the Company for storage, treatment, reuse or recycling, or disposal to any other sites prior to the date hereof;

       (b) there are no releases or threats of releases of any toxic, hazardous or carcinogenic substances or wastes to the environment from or at any store or other facility owned or operated by the Company, including, without limitation, any migration or any release or threatened release of such substances or wastes from one environmental medium to another environmental medium;

       (c) the Company is in compliance with all applicable federal, state, and local statutes, rules, ordinances and other laws and regulations relating to protection of the environment, including, without limitation, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901, et seq.; the Clean Air Act, 42 U.S.C. (S)7401, et seq.; the Clear Water Act, 33 U.S.C. (S)1251, et seq.; the Safe Drinking Water Act, 42 U.S.C. (S)300f, et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)2601, et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S)136, et seq.; the Emergency Planning and Community Right-To-Know Act, 42 U.S.C.
(S)11001, et seq.; and the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. (S)9601, et seq. ("CERCLA"), and any foreign laws, statutes, rules, orders, ordinances and other laws and regulations thereunder, relating to or regulating hazardous or toxic substances or air, water or land quality, waste, or other similar environmental matters ("Environmental Laws");

       (d) no conditions exist at the stores or other facilities owned, leased or used by the Company which would necessitate remedial action under CERCLA or any other Environmental Law;

       (e) no conditions exist on any other property for which the Company is, or may be, responsible for all or any portion of costs or expenses associated with the reclamation or clean-up of such property under CERCLA or any other Environmental Laws;

       (f) no liens have been asserted against any assets of the Company, for all or any portion of the costs or expenses associated with the reclamation or clean-up of any waste disposal site or other property under CERCLA or any other Environmental Laws; and

       (g) there are no pending or threatened claims, assessments, or litigation against the Company with respect to any alleged noncompliance with any Environmental Laws.

     3.18 Indebtedness to or from Officers, Directors, Etc. Except as set forth on Schedule 3.18, none of the Shareholders nor any of the directors, officers or employees of the Company, nor any family member of any of them, is now indebted to the Company, nor is the Company indebted or obligated to any of them, except for accrued salary and wages and normal employee benefits arising in the ordinary course of its business. For purposes of this Agreement, the term "family members" shall mean the current spouse, parents, siblings and children of any persons, officers or employees of the Company.

     3.19 Insider Interests. Except as set forth on Schedule 3.19, no Shareholder, officer or director of the Company, nor any family member of any of them:

       (a) owns, directly or indirectly, any interest in, or is an officer, director, employee or principal of any corporation, partnership, firm, association or other person or entity which is a competitor in the pizza delivery and carry out business or a supplier of the Company (other than PJI);

       (b) has any interest, directly or indirectly, in any contract, arrangement, commitment or property material to the business, operations, property or assets of the Company; or

       (c) has, directly or indirectly, within the two-year period immediately prior to the date hereof, engaged in any transaction with the Company except transactions inherent in the capacity of such person as a shareholder, officer or director of the Company, or the purchase of the Company's products in the ordinary course of the Company's business.

     3.20 Insurance. Attached to Schedule 3.20 are certificates or other information evidencing each insurance policy (including policies providing property, casualty, liability, health and workers' compensation coverage and bond and surety arrangements but excluding policies of insurance insuring the life of any Shareholder) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage.

With respect to each such insurance policy: (1) the policy is in full force and effect; (2) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under the policy; and (3) the policy (or any other policy to which the Company has been a party) does not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company. Schedule 3.20 describes any self-insurance arrangements affecting the Company. Also attached to Schedule 3.20 are loss runs describing workers' compensation claims and claims made against the Company's property and casualty insurance during the three year period prior to the date hereof.

     3.21 Labor Matters. The Company is not a party to, or negotiating, any collective-bargaining agreement. There are no union organizational or representation efforts underway or threatened, nor are there any existing or threatened labor strikes, slow downs, disputes, grievances, or disturbances involving the Company's employees which might have a material adverse affect on the Company's business or operations. Except as set forth on Schedule 3.21, the Company has complied with the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of

1964, as amended, the Occupational Safety and Health Act, Executive Order 11246, the regulations under such acts and all other federal, state and local statutes, rules, orders, regulations, ordinances, codes and other laws relating to employment; and no proceedings before any court, governmental agency or instrumentality or arbitrator relating to such matters, including any unfair labor practice claims, are pending, or to the knowledge of the Company and the Shareholders, threatened.

     3.22 Leases. The Company is not a party to or bound by any personal property leases. Schedule 3.22 includes a true and complete list of all leases of real property and all options to lease such property (oral or written) to which the Company is a party, as lessor, lessee or otherwise (the "Leases"), and addresses of the property so leased. True and correct copies of the Leases (each as amended through the date hereof) have been delivered to PJAM, and each of the Leases is in good standing, valid, binding, in full force and effect, and enforceable in accordance with its terms against the lessor, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. Except as disclosed on Schedule 3.22 of the Company, subject to the landlord's or lessor's rights set forth in the Leases, the rights of the Company in the property covered thereby (including any improvements and appurtenances thereto) are, to the knowledge of the Company and the Shareholders, paramount to the rights of any other person or entity. The Company is not in default under any of such Leases, nor is there any material dispute between the Company and any other party to any of such Leases, nor, to the knowledge of the Company or the Shareholders, is any other party to any of such Leases in default thereunder. No event has occurred which, with the passage of time, notice, or both, could give the lessor or landlord under any of the Leases the right to claim a default thereunder. Except as disclosed on Schedule 3.22, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will cause a default under any of the Leases.

     3.23 Licenses and Permits. The Company possesses all permits, concessions, licenses, franchises (including Papa John's franchises), certificates of compliance, consents, approvals, orders, certificates and authorizations required or necessary to permit the Company to carry on its business or operations at the locations where such business is conducted, without material interference or interruption (the "Licenses"). The Company has furnished PJAM a true and complete copy of each of the Licenses. To the knowledge of the Company and the Shareholders no suspension or cancellation of any License is threatened, and the consummation of the transactions contemplated by this Agreement will not cause the suspension or cancellation of any License.

     3.24 Litigation. Except as set forth on Schedule 3.24, there are no investigations, actions, suits, claims, arbitrations or proceedings, either judicial, administrative or otherwise, pending or, to the knowledge of the Company or the Shareholders, threatened against or affecting (a) the Company, or any Shareholder concerning the Company, or any of the properties, business, assets, or operations of the Company, (b) any employee, officer or director of the Company (in his capacity as such), (c) the transactions contemplated hereunder, or (d) the ownership of any securities of the Company, by or before any court, governmental department, commission, board, bureau, agency, mediator, arbitrator or other person or instrumentality that would have a material adverse effect on the business or operations of the Company.

     3.25  Real Property.  To the actual knowledge of the Company and the
Shareholders:

       (a) the Company's operations on and use of the real property leased by the Company under the Leases (the "Real Property") conforms in all material respects to applicable zoning regulations, including use, set-back and area requirements, and other restrictions and covenants on the use thereof;

       (b) All improvements to the Real Property are adequate and sufficient for the operation of the Papa John's pizza and delivery restaurants thereon, and comply in all material respects with the standards and specifications of PJI;

       (c) All applicable zoning ordinances, building codes and other federal, state and local laws with respect to the Real Property, and the improvements thereon, permit the existence of the presently existing improvements and the continuation of the operation of the Papa John's pizza and delivery restaurants as presently conducted; and

       (d) The Real Property and all improvements located thereon comply in all material respects with all other applicable municipal, county and other governmental laws, orders, regulations and restrictions, and neither the Company nor any of the Shareholders has any knowledge or information which would lead it or any of them to believe that the use of any of the Real Property will be adversely affected by any pending or proposed zoning or use changes.

     3.26 Payments. Neither the Company nor any of the Shareholders has, directly or indirectly, paid or delivered any fees, commissions or other sums of money or items of property, however characterized, to any finders, agents, customers, suppliers, governmental officials or other parties that in any manner are related to the business or operations of the Company and which the Shareholder or any officer or director of the Company knows, or had reason to believe, were illegal under any federal, state or local laws.

     3.27  Tax Returns; Tax Elections.

       (a) Except as set forth on Schedule 3.27, the Company has prepared, signed and filed all federal, state, local and other tax returns and reports required to be filed by all applicable statutes, laws, rules and regulations on or before the date hereof, and has paid all taxes or installments thereof, interest, penalties, assessments and deficiencies of every kind and nature whatsoever which were due and owing on such tax returns and reports or which were or are otherwise due and owing under all applicable statutes, laws, rules and regulations for any periods for which returns or reports were due. The provisions for taxes in the Acquisition Balance Sheet are sufficient for the payment of all federal, state, local, foreign and other taxes attributable to all periods ended on or before the date of the Acquisition Balance Sheet, and adequate and proper accruals have been made by the Company for all liabilities for taxes accruing since the date of the Acquisition Balance Sheet. Except as set forth on Schedule 3.27, the Company has timely paid in full all ad valorem property taxes and other assessments levied on its assets and properties which have heretofore become due and payable. There are in effect no agreements, waivers or other arrangements providing for an extension of time with regard to the assessment of any tax, or any deficiency with respect thereto, against the Company. Except as set forth on Schedule 3.27 of the Company, there are no actions, suits, proceedings, arbitrations, examinations, investigations or claims now pending, nor, to the knowledge of the Company and the Shareholders, proposed, against the Company, nor are there any matters under discussion between the Company and the Internal Revenue Service, or other federal, state, local or other governmental authority, relating to any taxes or assessments, or any claims or deficiencies with respect thereto. The Company has never received notice of an audit, review or examination of any of its federal income tax returns by the Internal Revenue Service or any other governmental agency of the federal government, nor have its federal income tax returns been audited by the Internal Revenue Service. The Company has never received notice of an audit, review or examination of any of its state income tax returns, ad valorem property tax returns, license tax returns, employee withholding returns, sales tax returns or any and all other returns filed with states in which the Company is doing business, nor have any such returns been audited by any department or agency, whether local or state, charged with revenue and taxation, except as set forth on Schedule 3.27 of the Company.

       (b) Except for the election under Section 1362 of the Code to be taxed as an Subchapter S corporation, which the Company and its Shareholders acknowledge and agree will be terminated upon consummation of the Merger, there are no material elections or consents filed with the Internal Revenue Service or any other taxing authorities affecting the Company. The Company has delivered to PJAM true and complete copies of all federal and state income tax returns filed by the Company since January 1, 1993.

       (c) The Company has withheld proper and accurate amounts from its employees in full and complete compliance with the tax withholding provisions of the Code and other applicable federal, state, local and other statutes, laws, rules and regulations, and has filed proper and accurate federal, state, local and other returns and reports for all years and periods (and portions thereof) for which any such returns and reports were due with respect to employee income taxes, withholding taxes, social security taxes and unemployment taxes. Except as set forth on Schedule 3.27 of the Company, all payments due from the Company on account of employee income tax withholding, social security taxes or unemployment taxes in respect of all periods (and portions thereof) ended on or prior to the date hereof have been properly paid within the time allowed, without extension.

       (d) None of the assets of the Company are subject to any lien or levy or other manner of collection by a taxing authority for any tax deficiency or liability of the Company (other than statutory and similar governmental liens securing payment of ad valorem property taxes or local taxes on income or profits not yet due and payable by the Company but reflected on the Effective Date Balance Sheet), nor will the assets become subject to any such lien or levy as a result of this Agreement or consummation of the Merger.

     3.28 Compliance. The Company has complied with all applicable laws, regulations, rules and orders of Federal, state and local governments and all agencies thereof applicable to its business, business practices (including, but not limited to, the marketing, sales and distribution of its products and services) and assets and properties owned or leased by it. No claims have been filed against the Company alleging a violation of any such laws or regulations and neither the

Company nor any of the Shareholders has received any notice of, or claim alleging, any violation of such laws or regulations.

     3.29  Books and Records.

       (a) Prior to the execution of this Agreement, the Company made available to PJAM for its examination the books and records of the Company, including, without limitation, computer data and records relating to the business and finances of the Company (the "Records"). The records are complete and correct in all material respects and have been maintained in accordance with sound business practices and on the basis of an adequate system of internal accounting controls and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of the Company.

       (b) Prior to the execution of this Agreement, the Company furnished to PJAM for its examination the minute and stock books of the Company or complete copies thereof, which documents contained a complete record of any and all proceedings and actions at all meetings of the shareholders and the board of directors of the Company required to be set forth in said minutes or for which minutes were prepared. Except for actions required or necessitated by this Agreement, no changes or additions to the minutes or stock books of the Company have been made since the date such books were so furnished, and no proceeding or action required to be set forth in said books has occurred since the date such books were last furnished to PJAM.

     3.30  Securities Representations.

       (a) Each Shareholder hereby acknowledges receipt of (1) PJAM's annual report to Shareholders (including Form 10-K) for the fiscal year ending December 29, 1996, (2) PJAM's Quarterly report on Form 10-Q for the quarter ended on March 30, 1997, and (iii) PJAM's Proxy Statement, dated April 21, 1997 with respect to its Annual Meeting of Stockholders to be held on June 4, 1997 (collectively, the "Securities Documents").

       (b) Each Shareholder represents that such Shareholder (1) has received all the information such Shareholder deems necessary concerning PJAM to evaluate the transactions described in this Agreement, (2) is acquiring the PJAM Shares for his or her own account, and (3) has no present intention of dividing his or her interest in the PJAM Shares with others or otherwise disposing of PJAM Shares.

       (c) Each Shareholder represents that such Shareholder has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the proposed investment in PJAM Shares. Such Shareholder understands that, except as may otherwise be provided in the Registration Rights Agreement, such Shareholder's ability to dispose of the PJAM Shares in the public market for such stock or otherwise is limited by the Securities Act, including Rule 144 promulgated thereunder, and, therefore, such Shareholder may have to bear the risk of his or her investment in such PJAM Shares for an indefinite period of time.

       (d) Each Shareholder hereby acknowledges that each certificate representing PJAM Shares that is issuable to such Shareholder pursuant to this Agreement shall be stamped or otherwise imprinted with a legend substantially to the following effect:

       The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as defined in Rule 144 promulgated under the Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Act, (ii) in compliance with Rule 144, or (iii) pursuant to an opinion of counsel satisfactory to the Company that such registration or compliance is not required as to such sale, offer or distribution.

     3.31 Completeness of Statements. The Company and the Shareholders have disclosed, in writing, all material facts known to them relating to the representations and warranties made by them in this Section 3. To the knowledge of the Company and the Shareholders, no representation or warranty of the Company and the Shareholders in this Agreement contains any untrue statement of a material fact, any misstatement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. Any matter disclosed on any schedules referred to in this Section 3 shall be deemed to be disclosed on all such schedules; provided, however, that nothing in the schedules shall be deemed adequate to disclose an exception to any representation or warranty made herein unless the schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail; and provided further, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

  4. Representations and Warranties of PJAM. PJAM represents and warrants to the Company and the Shareholders as follows:

     4.1 Incorporation; Corporate Power. PJAM and Acquisition Subsidiary are duly organized validly existing and in good standing under the laws of the State of Delaware and the State of Ohio, respectively. PJAM has, and at all times has had, full power and authority, corporate or otherwise, to own and lease its properties as such properties are now owned and leased and to conduct its business as and where the businesses have and are now being conducted.

     4.2  Authorization; No Violation.

       (a) This Agreement has been duly executed and delivered by PJAM and Acquisition Subsidiary and constitutes their legal, valid and binding obligation, enforceable in accordance with the terms of this Agreement. PJAM and Acquisition Subsidiary each has full power and authority, corporate and otherwise, to enter into and to deliver this Agreement and perform the transactions described herein.

       (b) Except as set forth in Schedule 4.2, all consents, approvals, resolutions, authorizations, actions or orders, including those which must be obtained from Governmental Body, required of PJAM or Acquisition Subsidiary for the authorization, execution and delivery of, and for the consummation of the transactions described in, this Agreement have been obtained.

       (c) Except as disclosed in Schedule 4.2, the execution and delivery of this Agreement, the consummation of the transactions described in this Agreement, and the fulfillment of and compliance with its terms and provisions do not (1) conflict with or violate (a) any judicial or administrative order, award, judgment or decree applicable to PJAM or Acquisition Subsidiary or (B) any term, condition or provision of PJAM's Certificate of Incorporation or By-Laws, Acquisition Subsidiary's Certificate of Incorporation or By-Laws, or any agreement, instrument, mortgage, contract, or restriction to which either is a party, or by which either is bound or which is applicable to either of their respective properties, or (2) require the approval, consent or authorization of any other Person.

     4.3 Securities Documents. As of the date of each of the Securities Documents, such Securities Documents (a) were prepared in all material respects in accordance with the applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and (b) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the combined balance sheets included in or incorporated by reference into the Securities Documents (including the related notes and schedules) fairly presents the consolidated financial position of PJAM as of the date of each such balance sheet and each of the combined statements of income, retained earnings and cash flows included in or incorporated by reference into the Securities Documents (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of PJAM for the period set forth therein (subject, in the case of unaudited financial statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles, as they relate to public companies, consistently applied during the periods involved, except as may be noted therein. Since the date of the Securities Documents, PJAM has incurred no debts, obligations or liabilities (whether fixed, absolute, or contingent) the effect of which has had or is likely to result in a material adverse effect on PJAM, its business, assets or financial condition.

     4.4 Litigation. Except as disclosed in the Securities Documents, there are no investigations, actions, lawsuits, claims, arbitrations or proceedings either judicial, administrative or otherwise pending or, to the knowledge of PJAM, threatened or contemplated, against or affecting PJAM or any of its assets or properties or business by or before any court, Governmental Body, which, if adversely decided, would have a material adverse affect against PJAM, its business, assets or properties.

     4.5 Issuance of PJAM Shares. Upon their issuance to the Shareholders pursuant to the provisions of this Agreement, the PJAM Shares shall be duly, legally and validly issued, and, subject to the provisions of Section 1 of this Agreement, fully paid and nonassessable, and free of all Encumbrances, except for (i) restrictions on transfer pursuant to federal and state securities laws,
(ii) restrictions contemplated by the Escrow Agreement (with respect to PJAM Shares subject to such agreement), and (iii) any Encumbrances caused by the Shareholder to whom such PJAM Shares are issued.

  5. Covenants of the Parties.

     5.1 Operation of the Company Pending Closing. From the date hereof through the Effective Date, the Company and the Shareholders shall, except as otherwise provided herein and except as otherwise consented to by PJAM:

          (a) continue the Company's business and operations substantially in the same manner as heretofore, not undertake any transactions or enter into any contracts, commitments or arrangements other than in the ordinary course of business consistent with its past practices, and use their reasonable efforts to preserve the Company's present business and organization;

          (b) refrain from disposing of or encumbering or agreeing to dispose of or encumber any of the Company's assets other than (1) inventory sold in the ordinary course of business consistent with past practices, (2) disposition of worn out or obsolete assets which have been replaced with assets of equal or greater value, and (3) encumbrances of assets to secure the debt described in
Section 5.1(o);

          (c) maintain the Licenses and not take any action, or refrain from taking any action, which could cause any of the Licenses to be revoked, restricted or suspended;

          (d) not make any commitment for capital expenditure in excess of $10,000;

          (e) take all commercially reasonable efforts necessary to maintain its tangible assets for the Surviving Corporation's use and benefit after the Effective Date (normal wear and tear excepted);

          (f) maintain its existing insurance coverage, subject to variations in amounts required by ordinary operations;

          (g) not terminate or amend, or suffer the termination or amendment of, any Material Contract or License except in the ordinary course of business;

          (h) not knowingly take or omit to take any action which would cause any of the representations and warranties made by it herein to be untrue or incorrect;

          (i) not declare or pay any dividend on, or make any distribution to the holders of, any of the Company Shares, except for distributions in an aggregate amount not to exceed $450,000, plus earnings of the Company otherwise taxable to the Shareholders in respect to the period January 1, 1997 to May 26, 1997 or, if the Closing shall not have occurred on or before June 6, 1997, to the Effective Date;

          (j)  not change its Articles of Incorporation or By-Laws;

          (k)  maintain the Company's existence;

          (l) not authorize for issue or issue any additional shares of capital stock or securities or change or otherwise adjust the number of shares of capital stock outstanding;

          (m) not make any investment in any other Person, or enter into any material lease, license, contract or other instrument;

          (n) not increase the rate or change the nature of the compensation payable to the Company's employees, officers or directors; and

          (o) not incur or agree to incur any indebtedness for borrowed money, except for indebtedness not to exceed the amounts permitted to be distributed pursuant to Section 5.1(i) above (on terms subject to the prior approval of PJAM, which approval shall not be unreasonably withheld).

     5.2 Tax Treatment. PJAM, Acquisition Subsidiary, the Company and the Shareholders intend that the Merger shall be treated as a reorganization within the meaning of section 368(a)(2)(E) of the Code. Each of the parties hereto shall treat the Merger as a reorganization for all federal, state and local income or franchise tax purposes and shall take no position on any return of such income or franchise taxes as inconsistent with the reorganization treatment.

     5.3 Non-Competition Agreement. The Shareholders other than John Schnatter, Charles Schnatter and Dan Holland shall execute and deliver at the Closing a Non-Competition Agreement in the form of Exhibit D attached hereto (the "Non-Competition Agreement") pursuant to which they agree not to compete with PJAM and the Surviving Corporation in the pizza business in the Cleveland, Ohio DMA during the two-year period following the Effective Date.

     5.4 Release and Resignation. Each Shareholder shall execute and deliver at the Closing a letter in the form of Exhibit E attached hereto containing (1) his or her resignation from all offices as an officer, director and employee with the Company effective as of the Effective Date, and (2) a general release of claims releasing the Company from all liabilities and obligations that any of them may owe such Shareholder for events arising on or before the Effective Date (other than with respect to obligations expressly provided in this Agreement) as set forth in Exhibit E.

     5.5 Registration Rights Agreement. PJAM and the Shareholders shall execute and deliver at the Closing, the Registration Rights Agreement in the form of Exhibit F attached hereto (the "Registration Rights Agreement").

     5.6  Health Care Continuation.

          (a)  The parties expressly acknowledge and stipulate that:

               (1) The Company currently provides group health insurance coverage to Brian J. Tennyson and his wife, Jeanne K. Tennyson, and Roger
     P. Tennyson and his wife, Mary Ann Tennyson (collectively, Brian, Jeanne, Roger and Mary Ann Tennyson are referred to in this section as the "Tennysons") under a Contract of Insurance between the Company and Blue Cross and Blue Shield Mutual of Ohio ("Blue Cross"), Group Contract No. 389865 (the "Contract").

               (2) Jeanne K. Tennyson currently suffers from certain health problems which has necessitated a kidney transplant and other significant, recurring and long-term medical care and medications.

               (3)  The medications and other medical care referred to in
     Section 5.6(a)(2) are and will continue to be extremely costly, and may not be available or within the financial means of Brian J. Tennyson and Jeanne
     K. Tennyson in the absence of the insurance coverage afforded to them under the terms of the Contract.

               (4) The employment of Brian J. Tennyson and Roger P. Tennyson shall terminate on the Effective Date.

               (5) The continuation of the Contract and the continuation of the insurance coverage afforded to the Tennysons under the Contract are of paramount importance to the Tennysons and to the Company and its other shareholders, such that they would not have entered into this Agreement in the absence of the undertakings by PJAM, Acquisition Subsidiary and the Surviving Corporation set forth in Section 5.6(c).

          (b) The Company and the Tennysons, jointly and severally, hereby represent and warrant to PJAM, Acquisition Subsidiary and the Surviving Corporation that at all times up to and including the date of termination of his employment by the Company or its successor (the "Termination Date"), each of Brian J. Tennyson and Roger P. Tennyson shall be deemed a "Covered Employee" within the meaning of Section 602(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to the Contract; and that Jeanne
K. Tennyson shall be deemed to be a "Qualified Beneficiary" of Brian J. Tennyson, and Mary Ann Tennyson shall be deemed a "Qualified Beneficiary" of Roger P. Tennyson, within the meaning of ERISA Section 607(3). PJAM agrees that it shall not, and it shall cause the Surviving Corporation not to, contest any of the foregoing with Blue Cross.

          (c) By reason of the circumstances described in Section 5.6(a) and 5.6(b), the Company, PJAM and Acquisition Subsidiary do hereby jointly and severally agree that:

            (1) Each of Brian J. Tennyson and Roger P. Tennyson shall be deemed to have experienced a "Qualifying Event" within the meaning of ERISA
     Section 603 as of the Termination Date.

            (2) PJAM, Acquisition Subsidiary and the Surviving Corporation shall provide each of the Tennysons with continuation coverage (at the Tennysons' expense), within the meaning of ERISA, Section 602, with respect to the Contract.

            (3) PJAM, Acquisition Subsidiary and the Surviving Corporation shall take such reasonable actions as may be necessary to cause the Contract to continue in full force and effect, in accordance with its present provisions (except with respect to the amount of the premium and except for other modifications which do not adversely effect the coverage presently provided under the Contract), for a period of nineteen (19) months after the Termination Date, or such longer period of time as any one or more of the Tennysons is or are entitled to continuation coverage pursuant to ERISA Section 602 (as in effect on the date hereof).

          (d) Without limiting the generality of the foregoing, for a period of at least six months following the Effective Date, the Surviving Corporation shall provide health care insurance coverage for all assistant managers and Management Employees of the Company on the terms substantially equivalent to those currently provided, including payment of 50% of premiums (100% in the case of Steve Reed).

          (e) The parties agree that the provisions of this Section 5.6 do not obligate continuation of the Contract following the expiration of the current Contract plan year in the event that the premium rate for participants in the plan covered by the Contract is increased to an amount in excess of 200% of the premium rate in effect as of the date hereof; provided, the Surviving Corporation shall provide the Tennysons at least 31 days prior written notice of such non-continuation (or such shorter notice as PJAM actually receives as to such increase), and provided further, in such event, PJAM, Acquisition Subsidiary and the Surviving Corporation each agrees to cause the Surviving Corporation to obtain group policy or policies in lieu of the Contract providing as much coverage as possible at premium rates not in excess of 200% of the premium rates as in effect on the date hereof under the Contract.

          (f) The parties agree that none of the Company, PJAM or the Surviving Corporation shall have any liability whatsoever in the event that coverage of any of the Tennysons under the Contract is canceled or interrupted by Blue Cross due to the failure of any of the Tennysons to timely pay any premiums or to comply with any rules or regulations of Blue Cross with respect to continuation coverage under the Contract.

          (g) In the event the Contract is canceled or modified as a result of the breach of the provisions of Section 5.6(c)(3), then the Surviving Corporation and the Tennysons shall cooperate with one another so as to provide the Tennysons with continuation coverage pursuant to whatever health plan the Surviving Corporation may then have in effect in lieu of the Contract and in order to mitigate the damages incurred by the Tennysons as a result of the breach by PJAM, Acquisition Subsidiary or the Surviving Corporation under Section 5.6(c)(3).

     5.7  Employee Bonuses.

          (a) The parties acknowledge and agree that, in connection with the Closing, special bonus payments will be made by the Company to its employees in the aggregate amount of up to $20,000.

          (b) The Company, PJAM and Acquisition Subsidiary agree that the Surviving Corporation shall continue to pay all managers and assistant managers of the Company monthly performance bonus payments in the same amounts as would have been paid by the Company for the same performance under the Company's current bonus policies for at least the period ending on the last day of the first full month following the Effective Date.

     5.8 Shareholders Agreement. The Shareholders agree that the Shareholder Agreement dated April 1992 among them and the Company shall terminate on the Effective Date and that the transfer of shares occurring by virtue of the Merger is a sale by unanimous consent pursuant to Section 5 of that agreement.

     5.9 Substitute Guaranty. PJAM agrees to execute and deliver guarantees of indebtedness and leases of the Company or similar instruments or assurance or security prior to the Effective Date on such terms as may be necessary, in the reasonable judgment of PJAM, to cause the beneficiaries thereof to release each of the Shareholders and their personal assets from any guaranty, pledge or security in respect of obligations described on Schedule 5.9.

     5.10 Compliance with Conditions. All parties hereto agree to cooperate fully with each other in order to meet the conditions set forth in Sections 6 and 7. All parties further agree to use their respective Best Efforts, and to act in good faith, to consummate the transactions described in this Agreement as promptly as possible. Without limiting the generality of the foregoing, each Shareholder agrees to vote all of such Shareholder's Company Shares in favor of the Merger.

     5.11 Further Actions. Each of the parties hereto agrees that it will, at any time, and from time to time, after the date hereof, upon the reasonable request of the appropriate party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to complete the transactions and carry out the obligations described in this Agreement. From the date hereof to the Effective Date, each party will promptly notify each other party in writing if it becomes aware that any of the representations or warranties made by any party (including such party) in this Agreement become inaccurate or is breached, or may become inaccurate or be breached, or if such party is unable to perform any agreement, covenant or condition required of such party under this Agreement.

  6. Conditions to the Obligations of PJAM and Acquisition Subsidiary. The obligations of PJAM and Acquisition Subsidiary to consummate the transactions described in this

Agreement are subject to the fulfillment, prior to or at the Closing, of the conditions precedent that:

     6.1 Representations and Warranties Correct. All representations and warranties of the Company and the Shareholders in this Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on such date.

     6.2 Compliance with Covenants. The Company and the Shareholders shall have performed and complied with all the covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

     6.3 Necessary Consents. The Company shall have received all consents, in the form and substance reasonably satisfactory to PJAM, to the Merger from the other parties to the Contracts and Licenses, to the extent such consent is expressly required under such Contracts and Licenses or otherwise deemed necessary in the reasonable judgment of PJAM.

     6.4 No Material Adverse Change. Between the date hereof and the Effective Date, there shall have been no material adverse change in the business, financial condition, operations or assets of the Company.

     6.5 Comparable Store Sales. Between the date of the Acquisition Date Balance Sheet and the Effective Date, the Company's comparable store sales in the aggregate shall not have decreased by more than 4% over corresponding periods of the Company during 1996.

     6.6 No Litigation. No action or proceeding before any court or any governmental body shall be pending or threatened pursuant to which an unfavorable judgment, decree, injunction or order would (a) prevent the carrying out of this Agreement or any of the transactions contemplated hereby, (b) declare unlawful the transactions described in this Agreement, (c) cause such transactions to be rescinded or (d) adversely affect the right of PJAM to operate or control the business, operations or assets of the Company.

     6.7 Maximum Price of PJAM Shares. The average per share closing price of PJAM Shares quoted on the NASDAQ National Market for the five trading days immediately prior to the Effective Date (as reported in the NASDAQ Composite Transactions reporting system as published in The Wall Street Journal) (the "Valuation Date Closing Price") shall not exceed $20.00 per PJAM Share.

     6.8 Pooling of Interests. There shall have occurred no event which shall preclude the transaction described in this Agreement from being accounted for as a pooling of interests.

     6.9 Reed Employment Agreement. The transactions contemplated by the Amendment to the Employment and Stock Option Agreement, between the Company and Stephen E. Reed, described in Schedule 3.5 (the "Reed Employment Agreement"), shall have been consummated.

  7. Conditions to Obligations of the Shareholders and the Company. The obligations of the Shareholders and the Company to consummate this Agreement and the transactions herein described are subject to the fulfillment prior to or at the Closing of the conditions precedent that:

     7.1 Representatives and Warranties Correct. All representations and warranties of PJAM and Acquisition Subsidiary in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on such date.

     7.2 Compliance with Covenants. PJAM and Acquisition Subsidiary shall have performed and complied with all the covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

     7.3 No Litigation. No action or proceeding before any court or any governmental body shall be pending or threatened pursuant to which an unfavorable judgment, decree, injunction or order would (a) prevent the carrying out of this Agreement or any of the transactions contemplated hereby, (b) declare unlawful any of the transactions described in this Agreement, or (c) cause this Agreement to be rescinded or voided.

     7.4 Minimum Closing Price. The Valuation Date Closing Price shall be at least equal to $13.00 per PJAM Share.

     7.5  Necessary Consents.   The Company shall have received all consents, in
form and substance reasonably satisfactory to the Company, to the Merger from the other parties to the Contracts and Licenses, to the extent such consent is expressly required under such Contracts and Licenses, and the Shareholders have been released as a guarantor of, and their personal assets shall have been released from any pledge respecting, those obligations described on Schedule 5.9.

     7.6 No Material Adverse Change. Between the date hereof and the Effective Date, there shall have been no material adverse change in the business, financial condition, operations or assets of PJAM and there shall not have occurred any economic crisis, outbreak of hostilities or similar event which causes a suspension or impairment of trading in the securities markets or in the shares of PJAM.

  8.  Termination.

     8.1  Termination Events.

       (a) PJAM may terminate this Agreement by delivery of notice of termination to the Shareholders and the Company if at anytime prior to the Closing Date:

          (1) Any representation or warranty of Shareholders or the Company in this Agreement or any other agreement or instrument delivered in connection therewith becomes materially untrue;

       (2) Shareholders or the Company fail or refuse to perform any obligation or covenant required of them by this Agreement to be performed by any of them prior to the Effective Date;

       (3) Any of the conditions in Section 6 has not been satisfied as of the Effective Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of PJAM to comply with its obligations under this Agreement) and PJAM has not waived such condition on or before the Effective Date.

     (b) Shareholders (by action of Shareholders holding a majority of Company Shares) and the Company may terminate this Agreement by delivery of notice of termination to PJAM if at anytime prior to the Closing Date:

       (1) Any representation or warranty of PJAM in this Agreement or any other agreement or instrument delivered in connection therewith becomes materially untrue;

       (2) PJAM fails or refuses to perform any obligation or covenant required of it by this Agreement to be performed by it prior to the Effective Date; or

       (3) Any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Shareholders or the Company to comply with their respective obligations under this Agreement) and Shareholders and the Company have not waived such condition on or before the Effective Date;

       (c) The parties may terminate this Agreement at any time prior to the Closing Date by mutual consent.

       (d) Any party (in the case of the Shareholders, by action of Shareholders holding a majority of Company Shares) may terminate this Agreement by delivery of notice of termination to the other parties if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before June 30, 1997, or such later date as the parties may agree.

     8.2  Effect of Termination.  Each party's right of termination under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.9 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

  9.  Deliveries and Actions Taken at Closing.

     9.1 Deliveries by the Shareholders and the Company. At the Closing, the Shareholders and the Company shall deliver to PJAM the following (duly executed and notarized where appropriate):

       (a) Copies of resolutions of the Board of Directors and all the Shareholders of the Company which shall be in full force and effect as of the Effective Date authorizing the execution and delivery of this Agreement and the consummation of the Merger, certified by the Secretary of the Company;

       (b) The resignations of and release of claims by those officers and directors of the Company designated by PJAM;

       (c) Certificate of Good Standing from the Secretary of State of the State of Ohio for the Company;

       (d) a certificate signed by each Shareholder and an executive officer of the Company certifying as to the fulfillment of the conditions set forth in Sections 6.1 through 6.4 (as applicable to it); and

       (e) Such other documents as may be reasonably requested by PJAM, that it deems reasonably necessary, to effect the Closing.

     9.2 Deliveries by PJAM and Acquisition Subsidiary. At the Closing, PJAM shall deliver to the Shareholders the following (duly executed where appropriate):

       (a) Copies of the resolutions of the Board of Directors of PJAM or the Executive Committee of PJAM's Board of Directors, and the Board of Directors of Acquisition Subsidiary, which shall be in full force and effect as of the Effective Date, authorizing the execution of this Agreement and the consummation of the Merger, certified by the Secretaries of PJAM and Acquisition Subsidiary as of the Effective Date;

       (b) Certificates of Good Standing for PJAM and Acquisition Subsidiary from the Secretaries of State of Delaware and Ohio, respectively;

       (c) A certificate signed by an officer of each of PJAM and Acquisition Subsidiary certifying as to the fulfillment of the conditions set forth in Sections 7.1 and 7.2; and

       (d) Such other documents as may be reasonably requested by the Company or the Shareholders, as any of them deem reasonably necessary, to effect the Closing.

     9.3 Deliveries by PJAM and the Shareholders. At the Closing, the Surviving Corporation, the Shareholders (other than John Schnatter, Charles Schnatter and Dan Holland) and PJAM shall execute and deliver the Non-Competition Agreements; and PJAM and the Shareholders shall execute and deliver the Registration Rights Agreement.

  10.  Survival of Representations and Warranties; Indemnities.

     10.1 Survival. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of Merger, and shall continue to be binding regardless of any investigation made at any time by or on behalf of any party, for a period of 18 months from and after the Effective Date, except for (a) the representations and warranties contained in Sections 2.1 (Title to Shares; Share Restrictions), 2.2 (Authority) and 3.5 (Capitalization; Stock Ownership and Rights), which shall not expire, and (b) the representations and warranties contained in Section 3.27 (Tax Returns; Tax Elections), which shall survive until the applicable limitations period has run; provided, if a claim is brought within the applicable period set forth above, the representations and warranties which are the subject of such claim shall not expire until a final resolution or non-appealable determination is made of such claim.

     10.2 General Indemnities of the Shareholders. Each of the Shareholders shall, subject to the limitations set forth in Section 10.6, defend and indemnify PJAM, and hold PJAM harmless from and against, the following (collectively, the "General Indemnified Liabilities," individually a "General Indemnified Liability"):

       (a) all liabilities, debts, obligations, losses, damages, deficiencies, penalties, claims, actions, suits, proceedings, investigations, demands, assessments, orders and judgments (whether fixed, contingent, accrued, absolute or otherwise) incurred by PJAM or the Surviving Corporation resulting from, arising out of, or in connection with (i) any inaccurate representation or warranty or the breach or non-fulfillment of any representation or warranty of the Company and the Shareholders, or any of them, contained in this Agreement, except for those representations and warranties specifically identified in
Section 10.3, (ii) any breach or default in the performance by the Company or the Shareholders, or any of them, of any covenant or agreement contained herein,
(iii) any tax deficiency or assessment of the Company relating to a period ended on or prior to the Closing Date (regardless of any disclosures set forth in this Agreement), except to the extent of any amounts accrued and reflected on the Effective Date Balance Sheet for ad valorem property taxes or local taxes on income or profits payable by the Company, or (iv) matter numbers 1, 4 (with respect to claims by the customer referred to therein) and 29 described on
Schedule 3.24; and

       (b) any and all costs and expenses incident to any of the foregoing, including, but not limited to, reasonable attorneys' and accountants' fees.

     10.3 Additional Indemnities of the Shareholders. Each Shareholder shall defend and indemnify PJAM and the Surviving Corporation, and shall hold PJAM and the Surviving Corporation harmless, from and against the following (collectively the "Additional Indemnified Liabilities", individually an "Additional Indemnified Liability"):

       (a) all liabilities, debts, obligations, losses, damages, deficiencies, penalties, claims, actions, suits, proceedings, investigations, demands, assessments, orders and judgments (whether fixed, contingent, accrued, absolute or otherwise) incurred by PJAM or the Surviving Corporation resulting from, arising out of, or in connection with any misrepresentation or breach of a representation or warranty of such Shareholder contained in Section 2 (a "Section 2 Indemnity") (which shall be the sole and exclusive obligation of the Shareholder who has misrepresented or breached the representation or warranty giving rise to the Section 2 Indemnity, and no other Shareholder); and

       (b) any and all costs and expenses incident to any of the foregoing, including, but not limited to, reasonable attorneys' and accountants' fees.

     10.4 Indemnity by PJAM. PJAM shall defend and indemnify the Shareholders and hold the Shareholders harmless from and against the following (collectively "PJAM Indemnified Liabilities," individually a "PJAM Indemnified Liability"):

       (a) all liabilities, debts, obligations, losses, damages, deficiencies, penalties, claims, actions, suits, proceedings, investigations, demands, assessments, orders and judgments (whether fixed, contingent, accrued, absolute or otherwise) incurred by the Shareholders resulting from, arising out of, or in connection with (i) any inaccurate representation or warranty or the breach of any representation or warranty of PJAM contained in this Agreement, or (ii) any breach or default in the performance by PJAM of any agreement, covenant or undertaking which it is to perform under this Agreement; or (iii) if the Effective Date Balance Sheet is prepared as of the close of business on May 25, 1997, as provided in Section 1.5(a), any and all tax deficiencies which may be assessed or levied against the Shareholders with respect to taxable earnings of the Company during the period May 26, 1997 through the Effective Date; and

       (b) any and all costs and expenses incident to any of the foregoing, including, but not limited to, reasonable attorneys' and accountants' fees.

Provided, PJAM's maximum indemnification liability hereunder shall not exceed $2,500,000 in the aggregate.

     10.5 Exclusive Remedy. From and after the Closing, the indemnification provided for in this Section 10 shall be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement (other than the Non-Competition Agreements) against another party hereto or thereto, including any action brought by any such party for any damages or other form of monetary relief that is predicated upon or otherwise relates to, or arises out of, the transactions provided for in this Agreement, but which is otherwise not a General Indemnified Liability or Additional Indemnified Liability as such terms are defined herein ("Associated Liabilities"); provided, that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive or other equitable relief for a breach of this Agreement.

     10.6  Limitations on the Shareholders' Indemnification Obligations.

       (a) For the General Indemnified Liabilities and Associated Liabilities, PJAM and the Surviving Corporation shall look solely to the Escrow Account (as defined in the Escrow Agreement) against the Shareholders as their sole source for payment and discharge of the General Indemnified Liabilities and Associated Liabilities of such Shareholders, and shall otherwise have no right to hold such Shareholders personally liable for such General Indemnified Liabilities or Associated Liabilities. The parties hereto hereby acknowledge and agree that, except for the Additional Indemnified Liabilities, all claims for indemnification under this Agreement or any other claims whatsoever made against the Shareholders arising out of, resulting from, or connected with their ownership of shares of capital stock of the Company, this Agreement (except for the Non-Competition Agreements), or the transactions contemplated hereby, including, without limitation, the Associated Liabilities, shall be subject to the amounts held in the Escrow Account. Notwithstanding anything in this
Section 10.6(a) to the contrary, no Shareholder shall be liable for any General Indemnified Liabilities and Associated Liabilities in an amount which exceeds such Shareholder's Proportionate Share (as described on Exhibit B) of such liabilities.

       (b) For the Additional Indemnified Liabilities, PJAM and the Surviving Corporation may look to PJAM Shares deposited in Escrow Account by a particular Shareholder for payment and discharge of the Additional Indemnified Liabilities of such Shareholder, but may also look to each breaching Shareholder personally for payment and discharge of such Additional Indemnified Liabilities.

       (c) For purposes of this Section 10.6, the Shareholders may satisfy an indemnification obligation through payment of cash and PJAM Shares, or any combination thereof. For purposes of this Section 10.6, any PJAM Shares used to satisfy an indemnification obligation of the Shareholders shall be valued at $16.50.

       (d) No Shareholder shall be obligated to indemnify PJAM or the Surviving Corporation for any General Indemnified Liabilities and Associated Liabilities (but specifically excluding any Additional Indemnified Liabilities) until the aggregate of all such General Indemnified Liabilities and Associated Liabilities equals $25,000, after which the Shareholder shall indemnify PJAM and the Surviving Corporation against all such liabilities in excess of $25,000, but only to the limited extent of such Shareholder's interest in the Escrow Account, as provided in Section 10.6(a), above.

       (e) Notwithstanding anything to the contrary in this Section 10.6, a Shareholder's maximum liability with respect to such Shareholder's indemnification obligations contained in this Section 10.6 shall be the value of the PJAM Shares received by such Shareholder in the Merger, valued as set forth in Section 10.6(c) ("Indemnification Cap").

     10.7 Claims Procedure. Any party (the "Indemnified Party") may assert a claim (a "Claim") against the other party (the "Indemnifying Party") with respect to any matter which it believes is subject to indemnification pursuant to this Agreement by giving written notice (a "Claim Notice") to the Indemnifying Party. The Claim Notice shall be given by the Indemnified Party promptly, but in no event later than 10 days before a responsive pleading is required to be filed in a third party action or otherwise no later than 30 days, after (i) it has knowledge of a Claim under this Agreement or (ii) the commencement of any legal proceeding against such Indemnified Party, whichever occurs first. The Claim Notice shall state the basis for the Claim and the dollar amount thereof and shall be accompanied by any documents or information relevant thereto. The party receiving the Claim Notice shall have 45 days (or such shorter period of time as is reasonable when the Indemnified Party must respond to a pleading filed by a third party or any other type of "Third Party Claim" (defined in Section 10.8)) after receipt within which to pay the amount thereof to the Indemnified Party or to discharge such liability, or otherwise to respond to the Claim Notice (the "Response Period"). If the party does not pay the amount set forth in the Claim, discharge such liability or respond to the Claim Notice within the Response Period, the party bringing the Claim may institute arbitration or litigation (as required by Section ) or, in the case of PJAM or the Surviving Corporation, may assert its rights to indemnification pursuant to the Indemnification Escrow Agreement. If the Indemnifying Party does not pay or discharge the Indemnified Liability, but otherwise responds to the Claim Notice within the Response Period, except for a Third Party Claim (defined in Section 10.8), the parties shall in good faith attempt to resolve the Claim short of arbitration or litigation during the 15 days following the expiration of the Response Period. If the parties are unable to resolve the dispute within such 15 day period, then and only then may the party bringing the Claim institute arbitration or litigation or, in the case of PJAM or the Surviving Corporation, assert its rights to indemnification pursuant to the Indemnification Escrow Agreement.

     10.8 Defense of Third Party Claim. If the Indemnifying Party responds to a Claim that is made by a third party ("Third Party Claim") within the Response Period, the Indemnifying Party shall have the right to assume, at such party's expense, the defense of any Third Party Claim and to control the Third Party Claim and any settlement thereof if the Indemnifying Party acknowledges in writing that the Third Party Claim constitutes an enforceable liability for which such party is obligated to indemnify the Indemnified Party. Notwithstanding the foregoing, the assumption and control of the defense of any Third Party Claim involving a General Indemnified Liability shall be dependent upon the amount of the Claim being less than the sums then remaining in the Escrow Account applicable thereto, and, the assumption and control of the defense of any Third Party Claim involving an Additional Indemnified Liability is dependent upon the amount of such Claim, when aggregated with all prior Additional Indemnified Liabilities and General Indemnified Liabilities, being less than the Indemnification Cap applicable to the Indemnifying Party. If the Indemnifying Party is not entitled to assume and control the defense of the Third Party Claim, the Indemnifying Party, at its expense, may participate in the defense of the Third Party Claim if it has an economic stake in the Third Party Claim. The Indemnified Party, at such party's expense, may assume or participate in the defense of any Third Party Claim which may have a material impact on its business or the business relationship between the Indemnified Party and one or more of its business customers or associates; provided that if the Indemnified Party assumes the defense in such circumstances, the Indemnifying Party will not be bound by any determination of the proceeding so defended or any compromise or settlement effected without its consent (which shall not be unreasonably withheld). The party that defends any Third Party Claim, shall use its best efforts to defend same or to effect a satisfactory settlement thereof, and shall provide the other party all information and copies of all pleadings and other documents and correspondence relating to its defense or attempts to effect a settlement thereof. The Indemnifying Party shall not, in the defense or settlement of any Third Party Claim, consent to any injunctive or other equitable relief or consent to or enter into any order, judgment or settlement with respect thereto, without the prior written consent of the other party hereto, such consent not to be unreasonably withheld; provided, however, if such consent to the settlement is withheld by the other party, then the Indemnifying Party shall thereafter have no further obligation to defend the Third Party Claim and the Indemnifying Party's obligation for the Indemnified Liability which results from such Third Party Claim shall be limited to the amount proposed by the Indemnifying Party in the settlement offer. If an Indemnifying Party has the right to assume and defend any Third Party Claim under this Section 10.8, but shall fail to assume the defense of such Third Party Claim, the Indemnified Party may in its sole discretion defend, settle or compromise such Third Party Claim, without prejudice to its right to indemnification by the Indemnifying Party hereunder. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any Third Party Claim in order to minimize the indemnified liability associated therewith and to preserve the Parties' respective goodwill and business relationships. The Indemnifying Party shall not, in the defense of such Third Party Claim, consent to entry of any judgment (except with the prior written consent of the Indemnified Party) or enter into any settlement (except with the prior written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by all claimants therein of a full and complete release from all liability in respect of such Third Party Claim to the Indemnified Party. Notwithstanding anything in Section 10.7or this Section 10.8, or any other provision of this Agreement to the contrary, the fees, costs and expenses related to any claim for indemnification hereunder, including, without limitation, reasonable attorneys' and accountants' fees, shall be paid by PJAM or the Surviving Corporation if it is determined by the parties that PJAM or the Surviving Corporation, as the case may be, is not entitled to indemnification or PJAM or the Surviving Corporation shall be unsuccessful in any action, suit or proceeding pursuant to Section 10on the merits of their claim for indemnification.

     10.9 Arbitration. Any controversy or claim arising out of or relating to this Agreement (including those relating to any Associated Liabilities) between any of the parties hereto shall be determined by means of arbitration before the American Arbitration Association in Louisville, Kentucky. All claims for arbitration must be submitted to arbitration within 45 days after the expiration of the Response Period, but in no event sooner than 15 days after the Response Period if the Indemnifying Party has responded to the Claim within the Response Period. The rules of the American Arbitration Association, as the same may be amended from time to time, shall be applicable in the arbitration. Any decision or award of the arbitrator shall be final and binding upon the parties.
Judgment upon the decision or award rendered by the arbitrator may be entered in any state or federal court having jurisdiction, or application may be made to such state or federal court for a judicial acceptance of the decision, award or any order of enforcement, as the case may be.

  11.  Miscellaneous Provisions.

       11.1  Expenses.  Except as otherwise expressly provided in this
Agreement:

             (a) except as provided below, the Shareholders shall bear expenses incurred by them in connection with the preparation, execution, and performance of this Agreement;

             (b) the Company shall bear those expenses reasonably related to its normal day-to-day operation, except that PJAM shall pay or reimburse the Company for one-half of the total accounting fees incurred in connection with the preparation of the 1996 Financials and the Company shall pay the fees and charges of counsel for the Shareholders (which, if not paid by the Company prior to the Effective Date, shall be reflected on the Effective Date Balance Sheet); and

             (c) PJAM shall bear all expenses (including its attorneys' and accountants' fees) incurred by it in connection with the preparation, execution, and performance of this Agreement.

       11.2 Shareholders' and Company's Knowledge Defined. For the purposes of this Agreement, the term "to the knowledge of the Company and the Shareholders" or, "to the Company's and Shareholders' knowledge," and similar phrases shall mean the knowledge of each of the Shareholders, all officers and directors of the Company and Steve Reed (collectively the "Managers"). In determining Shareholders' and Managers' knowledge, such persons shall be deemed to have exercised reasonable care in the performance of their duties for the Company and in the disclosure of information to PJAM in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transaction as described in this Agreement.

       11.3 Notice. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed delivered on (a) the date of personal delivery or facsimile transmission, (b) the first business day after the date of delivery to a nationally recognized overnight courier service, or (c) the third business day after the date of deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested in each case, addressed as follows, or to such other address, person or entity as either party shall designate by notice to the other in accordance herewith:

                          If to PJAM:    PJ America, Inc.
                                         9109 Parkway East
                                         Birmingham, AL  35206
                                         Attn: D. Ross Davison,
                                               Chief Financial Officer
                                         FAX: (205) 836-0376

                          With copy to:  Patrick J. Welsh, Esq.
                                         Greenebaum Doll & McDonald, pllc
                                         3300 National City Tower
                                         Louisville, Kentucky 40202-3197
                                         FAX: (502) 587-3695

                          If to the Company or  Roger P. Tennyson
                             the Shareholders:  8750 Staghorn Road
                                                Indianapolis, Indiana  46260
                                                FAX:  (317) 876-9880

                                 With copy to:  Eric R. Moy, Esq.
                                                Barnes & Thornburg
                                                1313 Merchants Bank Building
                                                Indianapolis, Indiana  46204
                                                FAX:  (317) 231-7433

       11.4 Exhibits; Entire Agreement. All Exhibits and Schedules to this Agreement shall be deemed to be incorporated herein by reference and made a part hereof as if set out in full at the place where first mentioned. As used herein the term "Agreement" shall mean this Agreement and Plan of Merger and the Exhibits and Schedules hereto. This Agreement embodies the entire agreement and understanding of the parties hereto regarding its subject matter and supersedes all prior agreements, correspondence, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party which has not been embodied in this Agreement.

       11.5 Amendment; Waiver. This Agreement may be amended, modified, superseded, or canceled only by a written instrument signed by all of the parties hereto, and any of the terms, provisions, and conditions hereof may be waived, only by a written instrument signed by the waiving party. Failure of any party at any time or times to require performance of any provision hereof shall not be considered to be a waiver of any succeeding breach of such provision by any party.

       11.6 Binding Effect; Assignment. All the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns, provided, however, that this Agreement shall not be assigned by PJAM or Acquisition Subsidiary without the prior written consent of the Shareholders.

       11.7 Captions. The captions in this Agreement are included for purposes of convenience only and shall not be considered a part of the Agreement in construing or interpreting any provision hereof.

       11.8 Severability of Provisions. If any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held in any proceeding to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid or unenforceable, shall not be affected thereby, and shall be valid and be enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed herein.

       11.9  Confidentiality.

             (a) The parties and their respective agents and employees shall hold and keep confidential all information which is proprietary in nature and non-public or confidential, in whole or in part (the "Information") which any of them may receive from the other party concerning the other party, including, but not limited to, (1) any and all marketing techniques and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, employee, customer, supplier and distributor data, and (2) any and all concepts and ideas including, without limitation, techniques and "know-how" (whether patentable or protected by copyright laws of the United States).

             (b) Failure to mark any of the Information as non-public, proprietary or confidential information shall not affect its status as part of the Information under the terms of this Agreement.

             (c) None of the parties nor their respective agents or employees shall, without the prior consent of the other party, disclose or use any such Information, in whole or in part, except in connection with the performance of the transactions described in this Agreement.

             (d) Unless otherwise required by law, each of the parties agrees that neither of them shall disclose any Information acquired as a result of this Agreement, to any person or entity, other than its respective counsel and other representatives, and such other third parties, such as bankers and lessors, with whom it must communicate to consummate the transactions described by this Agreement.

             (e) PJAM's obligation of confidence with respect to any Information relating to the Company shall cease upon consummation of the transactions described herein. If the parties do not consummate the transactions described herein, each party shall promptly upon termination of this Agreement redeliver to each other all copies, notes, compilations, extracts and other records or written material relating to the Information.

       11.10 Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware.

       11.11 Publicity; No Disclosure. Before the Closing, no party to this Agreement shall make any press release or make any other public announcement regarding the existence of this Agreement or the transactions described in this Agreement, without prior consultation with and consent of the other parties to this Agreement, except as may be required to comply with applicable securities laws or exchange regulations.

       11.12 Post-Closing Access. Following the Closing, PJAM shall cause the Surviving Corporation to provide each of the Shareholders reasonable access to the books and records of the Company related to periods prior to Closing for purposes of preparing such Shareholder's federal, state and local income tax returns and for such other purposes as may be reasonably requested by such Shareholder.

       11.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       11.14 Waiver of Conflict. PJAM, PJ Acquisition Subsidiary, and the Company hereby consent to the representation by Barnes & Thornburg of the Shareholders, the Shareholders' representative, or any of the Tennysons, individually or collectively in any future matter adverse to any or all of PJAM, the Company or the surviving corporation. PJAM, PJ Acquisition Subsidiary, the Company and the Surviving Corporation shall not seek to protect as privileged and prevent from disclosure to any of such Shareholders any communication provided to Barnes & Thornburg in connection with the negotiation and consummation of the transactions contemplated in this Agreement and shall not claim or assert that any attorney client privilege to which any such Shareholder may be entitled was waived by virtue of any representation of the Company by Barnes & Thornburg or otherwise in connection with the Agreement.


     In Witness Whereof, the parties have entered into this Agreement as of the date first written above.

PJ AMERICA, INC.                      ________________________________________
                                      JOHN SCHNATTER
By:_______________________________
Title:____________________________
              ("PJAM")


PJ ACQUISITION SUBSIDIARY, INC.        ________________________________________
                                       CHARLES SCHNATTER
By:_______________________________
Title:____________________________
       ("Acquisition Subsidiary")

OHIO PIZZA DELIVERY CO.                ________________________________________
                                       DAN HOLLAND
By:_______________________________
Title:____________________________                ("Shareholders")
             ("Company")


__________________________________
ROGER P. TENNYSON

__________________________________
BRIAN J. TENNYSON

__________________________________
JEANNE K. TENNYSON

__________________________________
MARY ANN TENNYSON

                                   EXHIBIT A
                                   ---------


  SHAREHOLDER                                             ESCROWED SHARES
  -----------                                             ---------------

Promotion Title: "Help Your Papa Help Our Children"




Promotion Description:


     We have chosen the Children's Hospital as our local charity. Several times throughout the year we implement a Children's Hospital Pizza Week. We dedicate the back of our ADVO to promote these specials and the needs of the hospital. We also print a few additional copies to use as boxtoppers and to distribute throughout the hospital to generate sales.

     This has developed into a loyal, mutual relationship between Papa John's and the Children's Hospital. The sales are easily tracked from the weekly coupon report. We donate 20% from the sales generated by these coupons.


Sales results/benefits:


     This positions Papa John's as a generous and compassionate business in the community. This allows us to donate over $3,500 to the hospital on behalf of our customers. The hospital is so grateful for our support that it mentions us regularly in their monthly publications, allows us to be on the air during the radio-thon, and allows us four positions for uniformed employees on the phones during the television telethon broadcast. They also invite us to make a check presentation on the air live during the televised telethon.

                                   EXHIBIT B

                                   Ownership

                                Company Shares    Proportionate Share
        Shareholder                 Owned           of PJAM Shares
=====================================================================
Roger P. Tennyson
Mary Ann Tennyson,
JTWROS, dated April 30, 1992         40                   40%


Brian J. Tennyson
Jeanne K. Tennyson,
JTWROS, dated April 1, 1997          40                   40%


John H. Schnatter                    12.5                 12.5%


Charles W. Schnatter                  5                    5%


J. Daniel Holland                     2.5                  2.5%


                                   EXHIBIT C
                                   ---------










             ----------------------------------------------------

                                ESCROW AGREEMENT

             ----------------------------------------------------






                                  June 5, 1997

                               TABLE OF CONTENTS

Section                                                                     Page

1. Definitions.................................................................1
   1.1  Escrowed Shares........................................................1
   1.2  Valuation Price........................................................2
   1.3  Proportionate Share....................................................2
   1.4  Shareholders' Representative...........................................2

2. Pledge; Deposits in Escrow..................................................2
   2.1  Pledge.................................................................2
   2.2  Deposits in Escrow.....................................................2
   2.3  Purpose of Escrow......................................................2

3. Disposition of Escrowed Shares..............................................2
   3.1  Claims Procedure.......................................................2
   3.2  Shareholder Response...................................................3
   3.3  Dispute Notice; Disposition Upon Receipt of a Dispute Notice...........3
   3.4  Fractional Shares......................................................4
   3.5  Designation of Shareholders' Shares to Claims..........................4
   3.6  Disposition of Balance.................................................5
   3.7  Termination of Escrow Accounts; Termination of Agreement...............5

4. Dividends and Voting Rights With Respect to Escrowed Shares.................5

5. Release or Waiver of Claims.................................................5

6. Change in Corporate Structure...............................................6

7. Liability of Escrow Agent...................................................6
   7.1  Duties of the Escrow Agent.............................................6
   7.2  Reliance by the Escrow Agent...........................................6
   7.3  Consultation with Counsel..............................................6
   7.4  PJ Indemnity...........................................................6
   7.5  Compensation of Escrow Agent...........................................6
   7.6  Notices................................................................7
   7.7  Entire Agreement.......................................................7
   7.8  Binding Agreement......................................................7
   7.9  Nonassignable..........................................................8
   7.10  Counterparts..........................................................8
   7.11  Governing Law.........................................................8

                                ESCROW AGREEMENT

  This Escrow Agreement is made and entered into this 5th day of June, 1997, by and among PJ America, Inc., a Delaware Corporation ("PJ"), Ohio Pizza Delivery Co., an Ohio corporation ("OPD"), Roger P. Tennyson, Mary Ann Tennyson, Brian J. Tennyson, Jeanne K. Tennyson (each an Indiana resident), John Schnatter, Charles Schnatter and Dan Holland (each a Kentucky resident), who formerly were all the shareholders of OPD (each a "Shareholder" and collectively, the "Shareholders"), and [PNC Bank] (the "Escrow Agent").

  Recitals:

  A. Pursuant to the terms of that certain Agreement and Plan of Merger, dated May 30, 1997, by and among PJ, PJAM Acquisition Subsidiary, Inc., an Ohio corporation and wholly-owned subsidiary of PJ ("Acquisition Subsidiary"), OPD and the Shareholders (the "Merger Agreement"), on __________, 1997, Acquisition Subsidiary was merged into OPD (the "Merger").

  B. Each of the Shareholders has agreed to provide certain limited indemnities (the "Indemnities") to PJ and OPD (as the surviving corporation in the Merger), pursuant to the terms of Section 10 of the Merger Agreement.

  C. Under the terms of the Merger Agreement, each of the Shareholders agreed to pledge fifteen percent (15%) of the shares of PJ's common stock, $0.01 par value per share ("PJ Stock"), which such Shareholder received as a result of the Merger, and to deposit the pledged PJ Stock in an escrow account under the terms of this Agreement to secure the performance of the Indemnities.

  D. The Escrow Agent has agreed to hold the shares of PJ Stock so pledged, and to disburse the shares deposited in the escrow account, pursuant to the terms of this Agreement.

  Agreement:

  Now, Therefore, the parties hereby agree as follows:

  1. Definitions. All capitalized terms, to the extent not otherwise defined herein, shall have the same meaning herein as in the Merger Agreement. Notwithstanding the foregoing, the terms set forth below shall have the meanings set forth below:

     1.1 Escrowed Shares. The term "Escrowed Shares" shall mean the shares of PJ Stock deposited by the Shareholders with the Escrow Agent pursuant to this Agreement.

     1.2 Valuation Price. The term "Valuation Price" shall mean $16.50 per share of PJ Stock.

     1.3 Proportionate Share. For purposes of this Agreement, "Proportionate Share" shall mean the proportion which the number of Escrowed Shares deposited by a Shareholder on the date hereof bears to the total number of Escrowed Shares deposited by all Shareholders on the date hereof.

     1.4 Shareholders' Representative. For purposes hereof, the "Shareholders' Representative" of the Shareholder shall be Roger Tennyson, until notice shall be delivered to the Escrow Agent by either Roger Tennyson or the Shareholders other than Roger Tennyson

  2. Pledge; Deposits in Escrow.

     2.1  Pledge.   As security to PJ for the obligations of the Shareholders to perform the Indemnities, each of the Shareholders hereby pledges to PJ and OPD, and gives PJ a security interest in, subject in each case to the Shareholder's Proportionate Share of the Indemnities, the shares of PJ Stock set forth on Exhibit A attached hereto opposite the name of the Shareholder, together with all rights of the Shareholder with respect to such Escrowed Shares pursuant to this Agreement.

     2.2 Deposits in Escrow. On the date hereof, each of the Shareholders have deposited with the Escrow Agent certificates evidencing the Escrowed Shares registered in such Shareholder's name (as described on Exhibit A) on PJ's stock transfer records, together with stock powers with respect to such Escrowed Shares duly endorsed in blank, to be held by the Escrow Agent subject to the terms and conditions of this Agreement. The Escrow Agent hereby acknowledges receipt of such certificates and stock powers.

     2.3 Purpose of Escrow. The parties agree that the Escrowed Shares have been deposited hereunder solely for the purpose of providing a fund of property to secure the full and complete performance of the Indemnities by the Shareholders in accordance with the terms of the Merger Agreement.

The Escrow Agent hereby agrees that it will hold the Escrowed Shares in a separate account ( the "Escrow Account") for the purposes set forth in this Agreement. Escrow Agent further agrees that it will have no authority to, and will not, sell, assign or otherwise transfer, dispose of, or encumber the Escrowed Shares, or any part thereof, except as provided in this Agreement.

  3. Disposition of Escrowed Shares.

     3.1 Claims Procedure. PJ may, at any time or from time to time, assert a claim ("Claim") against the Escrow Account established hereunder, with respect to any matter which it believes is subject to the Indemnities secured thereby, by giving notice ("Claims Notice") thereof to the Shareholders' Representative with a copy to the Escrow Agent; provided, that if the Claim relates to a
Section Indemnity of a particular Shareholder, the Claim Notice Shall be given solely to the Escrow Agent and the Shareholder from whom the Section Indemnity is being sought (the "Section Indemnitor"). The Claim Notice shall be given by PJ, but in no event later than 10 days before a responsive pleading is required to be filed in a third party action or otherwise no later than 30 days, after (a) it has any knowledge of any Claim under the Indemnities or (b) the commencement of any legal proceedings against PJ or OPD, whichever occurs first. The Claim Notice shall state the basis for the Claim, whether the Claim relates to a General Indemnified Liability, an Associated Liability, or an Additional Indemnified Liability, and the dollar amount thereof, and shall be accompanied by any documents or information relevant thereto. In addition, the Claim Notice shall state the number of Escrowed Shares which are equal in value, valued at the Valuation Price, to the amount of the Claim.

     3.2  Shareholder Response.  If the Shareholders' Representative (or a
Section Indemnitor) received a Claim Notice, the Shareholders' Representative (or the Section Indemnitor) may respond to such Claim Notice, with a copy to the Escrow Agent, within 45 days (or such shorter period of time as is reasonable when PJ or OPD must respond to a pleading filed by a third party or to a Third Party Claim) after receipt of a Claim Notice (hereinafter referred to as the "Response Period") within which to instruct the Escrow Agent to pay the amount of the Claim or to otherwise dispute the Claim. If the Shareholder's Representative (or the Section Indemnitor) elects to pay the Claim, then he or she shall (a) instruct the Escrow Agent to pay the Claim and shall further instruct the Escrow Agent to transfer and deliver to PJ the Escrowed Shares specified in the Claim Notice (not to exceed the number of shares as shall then remain in escrow), or (b) deliver to Escrow Agent cash in the amount of the Claim, in which event Escrow Agent shall deliver such cash to PJ and release to the Shareholders (or Section 2 Indemnitor) Escrowed Shares in the amount of the Claim valued at the Valuation Price. If the Shareholders' Representative (or
Section Indemnitor) does not so respond to the Claim Notice to dispute the Claim Notice within the Response Period, then the Escrow Agent, within five business days after the end of the Response Period, shall deliver to PJ Cash that number of Escrowed Shares, valued at the Valuation Price, as shall equal the amount of the Claim.

     3.3  Dispute Notice; Disposition Upon Receipt of a Dispute Notice.

          (a) At any time within the Response Period, the Shareholders' Representative (or the Section Indemnitor) may notify PJ, with a copy to the Escrow Agent, that the Claim referred to in the Claim Notice is disputed by the Shareholders' Representative (or the Section Indemnitor), or that pursuant to the terms of the Merger Agreement that the Shareholders' Representative (or the Section Indemnitor) is defending the basis for the Claim (any such notice is hereinafter referred to as a "Dispute Notice").

          (b) Upon the receipt of a Dispute Notice, the Escrow Agent (i) shall distribute to PJ Escrowed Shares valued at the Valuation Price or shall equal that portion, if any, of the Claim which is not disputed by the Shareholders' Representative (or Section Indemnitor), and (ii) shall designate as subject to the Claim those Escrowed Shares, based upon the Valuation Price, equal to that portion of the Claim which is disputed by the Shareholder (the securities so set aside being sometimes hereinafter referred to as the "Designated Escrowed Assets"). The Escrow Agent shall not dispose of any portion of the Designated Escrowed Assets as shall be subject to a Claim pursuant to any provision of this
Section 3.3(b) until the occurrence of one of the following events:

               (1) Escrow Agent shall have been directed to distribute such Designated Escrowed Assets in accordance with the joint instructions of PJ and the Shareholders' Representative (or the Section 2 Indemnitor); or

               (2) The Escrow Agent shall have been requested to distribute such Designated Escrowed Assets subject to Claim to PJ in accordance with the instructions of the Shareholders' Representative (or Section 2 Indemnitor); or

               (3) The Escrow Agent shall have received a certified copy of a final decision of an arbitrator or a court of competent jurisdiction with respect to the Claim or Claims set forth in the Claim Notice with respect to which a Dispute Notice has been received, in which case the Escrow Agent shall dispose of such Designated Escrowed Assets subject to Claim (or such additional Escrowed Shares as shall be included in such decision) in accordance with such final decision. For this purpose, a final decision shall mean the final decision from an arbitrator or from any court of competent jurisdiction from which no appeal may be taken, whether because of lapsed time or otherwise.

     3.4 Fractional Shares. Should any fractional share result in computing the Escrowed Shares subject to the Claim, the number of Escrowed Shares subject to Claim shall be rounded upward or downward to the nearest whole number.

     3.5 Designation of Shareholders' Shares to Claims. With respect to any transfer or designation of Escrowed Shares to PJ in respect of a Claim pursuant to Section 3, the Escrow Agent shall determine the amount of Escrowed Shares (or net proceeds therefrom) of each Shareholder to be included in such transfer or designation as follows:

          (a) For Indemnities which are General Indemnified Liabilities or Associated Liabilities, Escrowed Shares (or net proceeds therefrom, as applicable) of each Shareholder so transferred or designated shall equal such Shareholder's Proportionate Share thereof; and

          (b) For Indemnities which are Section 2 Indemnities, the Escrowed Shares (or net proceeds therefrom, as applicable) of each Section 2 Indemnitor so transferred or designated shall be solely those of such Section 2 Indemnitor, and not those of any other Shareholders, it being expressly agreed that the
Section 2 Indemnitor's Proportionate Share thereof shall be 100%.

Nothing in this Agreement shall impose any liability or obligation on a Shareholder for any Claim to the extent of that portion of the Claim which is in excess of the sums held in the Escrow Account established to secure such Claim.

     3.6 Disposition of Balance. On ________________, 1998, Escrow Agent shall deliver to each Shareholder or to such Shareholder's personal representative, all of the Escrowed Shares remaining in the Escrow Account deposited by such Shareholder; provided, however, that if a Claim has been given on or before such date, and the Claim has not been resolved prior to that date, then the Escrowed Shares having a value (at the Valuation Price) equal to the amount of the

Claim shall continue to be held by the Escrow Agent and shall not be delivered by the Escrow Agent until the Claim has been finally settled pursuant to the Agreement.

     3.7 Termination of Escrow Accounts; Termination of Agreement. Upon the delivery by the Escrow Agent of all of the Escrowed Shares (and any proceeds therefrom) to either the Shareholders or PJ, the Escrow Account and the escrow created hereby with respect to the obligations secured thereby, shall terminate. Upon the final termination of the Escrow Account pursuant to this Section 3.7, this Agreement shall terminate.

  4. Dividends and Voting Rights With Respect to Escrowed Shares. So long as any Escrowed Shares are held by the Escrow Agent hereunder:

          (a) Each of the Shareholders shall be entitled to exercise any and all voting and consequential rights and powers accruing to an owner of the Escrowed Shares or any part thereof for any purposes not inconsistent with the terms of this Agreement; provided, however, that each of the Shareholders shall give the Escrow Agent at least five (5) days prior written notice of the manner in which such Shareholder intends to exercise any such right or power.

          (b) The Shareholders shall be entitled to receive and retain any and all non-liquidating cash dividends paid in respect of the Escrowed Shares. All distributions payable in PJ stock shall be retained by the Escrow Agent and shall only be released at the time the Escrowed Shares to which such distributions relate are released from escrow, and shall be distributed to the party receiving such Escrowed Shares.

          (c) The Escrow Agent shall execute and deliver to the Shareholders, or cause to be executed and delivered to the Shareholders, all such proxies, powers of attorneys, and other instruments for the purpose of enabling the Shareholders to exercise the voting and consequential rights and powers which the Shareholders are entitled to exercise pursuant to Section 4.0(a), and to receive the non-liquidating dividends and other distributions to which the Shareholder is entitled pursuant to Section 4.(b) hereof.

  5. Release or Waiver of Claims. The acceptance by PJ of any Escrowed Shares or (or proceeds therefrom, as applicable) from the Escrow Agent in accordance with the terms of this Agreement shall constitute a full release of PJ's rights with respect to such Claims if and to the extent such Claims relate to a General Indemnified Liability or an Associated Liability and, with respect to any Additional Indemnified Liabilities, shall constitute a release of PJ or OPD's rights with respect to such Claim only to the extent of the sum of the Valuation Price of any Escrowed Shares so received by PJ plus the cash proceeds so received by PJ. Nothing herein contained, nor any act or failure to act by PJ or OPD (as the Surviving Corporation), shall operate or be construed as a waiver of any rights of PJ or OPD under the Merger Agreement or any other agreement executed in connection therewith, nor shall anything herein contained prohibit PJ or OPD (as the Surviving Corporation) from pursuing any specific equitable remedies which it may have reserved to itself under the Merger Agreement.

  6. Change in Corporate Structure. If there shall occur during the term of this Agreement any reorganization, stock dividend, stock split or other change in corporate structure or capitalization affecting the PJ Stock, an appropriate adjustment shall be made to the number of Escrowed Shares to be deposited and released and in the computation of the Valuation Price.

  7. Liability of Escrow Agent.

     7.1 Duties of the Escrow Agent. The Escrow Agent is not a party to, and shall not be bound by, any contract between PJ or the Shareholders. The Escrow Agent shall act as a depository only and shall not be required to take notice of any default, pledge or warranty under any contract between PJ and the Shareholders. The duties and obligations of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement. The Escrow Agent shall be liable only for its own negligence and misconduct and not the negligence or misconduct of any other person.

     7.2 Reliance by the Escrow Agent. The Escrow Agent is not responsible in any manner whatever for the sufficiency, correctness, genuineness or validity of any instrument, nor for the identity, authority or right of any person executing it. The Escrow Agent may act in reliance upon any writing, instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice or instrument in connection with the provisions hereof has been duly authorized to do so.

     7.3 Consultation with Counsel. The Escrow Agent may consult legal counsel in the event of a dispute as to its duties hereunder, and shall incur no liability, and shall be fully protected, in acting in accordance with the opinion of counsel.

     7.4 PJ Indemnity. PJ hereby agrees to indemnify the Escrow Agent for, and hold the Escrow Agent harmless from, all costs, damages, attorneys' fees, liabilities and expenses which the Escrow Agent incurs by virtue of acting as escrow agent hereunder, except such liability and expense as may result from its gross negligence, bad faith or willful misconduct or neglect.

     7.5 Compensation of Escrow Agent. PJ shall bear the Escrow Agent's fee for the performance of services by the Escrow Agent hereunder and shall be responsible for reimbursing the Escrow Agent for the reasonable costs and expenses incurred by it in connection with the performance of such services. In no event shall the Shareholders be required to pay any fees to the Escrow Agent.

     7.6 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if in writing and personally delivered against a written receipt, if delivered to a reputable express messenger service (such as Federal Express, UPS or DHL Courier) for overnight delivery, when sent by confirmed telephone facsimile (fax) or sent by registered, express or certified U.S. mail, with postage prepaid, addressed as follows:

  If to PJ:                PJ America, Inc.
                           9109 Parkway East
                           Birmingham, Alabama 35206
                           Attn:  Douglas S. Stephens, President

  With Copy to:            Greenebaum Doll & McDonald PLLC
                           3300 National City Tower
                           Louisville, Kentucky 40202
                           Attn:  Patrick J. Welsh, Esq.

  If to the Shareholders:  Roger Tennyson
                           8750 Staghorn Road
                           Indianapolis, Indiana  46260
                           FAX:  (317) 876-9880

  With Copy to:            Barnes & Thornburg
                           1313 Merchants Bank Building
                           Indianapolis, Indiana  46204
                           Attn:  Eric R. Moy, Esq.

  If to the Escrow Agent:  ___________________
                           ___________________
                           ___________________

or to such other address or addresses as any of the parties to this Agreement shall furnish to the others in writing. Notices shall be deemed given when personally delivered, when delivered to an express messenger service, when transmitted by confirmed fax or when deposited in the U.S. mail in accordance with the foregoing provisions. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from the date of personal delivery, the date of delivery by a reputable messenger service, the date of confirmation of a fax, or the date on the return receipt, as applicable.

     7.7 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. No variations hereof shall be binding upon any party unless set forth in a writing executed by all of the parties hereto.

     7.8 Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective executors, administrators, heirs, successors and assigns.

     7.9 Nonassignable. Except for the pledge by the Shareholder of the Escrowed Shares and Shareholder's rights under this Agreement provided for in
Section 2 hereof, the Shareholder may not sell, assign, transfer, pledge or otherwise dispose of the Escrowed Shares or such Shareholder's rights under this Agreement.

     7.10 Counterparts. This Agreement may be executed in several counterparts, all of which shall be deemed to be one and the same instrument.

     7.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

  In Witness Whereof, the parties have entered into this Agreement as of the date first written above.


                                       PJ America, Inc.


                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------
                                                         ("PJ")


                                       -----------------------------------
                                       Roger P. Tennyson


                                       -----------------------------------
                                       Brian J. Tennyson


                                       -----------------------------------
                                       Jeanne K. Tennyson


                                       -----------------------------------
                                       Mary Ann Tennyson


                                       -----------------------------------
                                       John Schnatter


                                       -----------------------------------
                                       Charles Schnatter

                                       -----------------------------------
                                       Dan Holland


                                       -----------------------------------

                                       By:
                                           -------------------------------
                                       Title:
                                              ----------------------------
                                                    ("Escrow Agent")

                                   EXHIBIT D
                                   ---------

                            NONCOMPETITION AGREEMENT

     This Noncompetition Agreement ("Agreement") is entered into on June 5, 1997, by and between [Name of Shareholder] ("Shareholder"), PJ America, Inc., a Delaware corporation ("PJAM"), and Ohio Pizza Delivery Co., an Ohio corporation ("OPD").

     Recitals:

     A.  Shareholder is a former shareholder in OPD.

     B. Pursuant to the terms of that certain Agreement and Plan of Merger, dated May 30, 1997 (the "Merger Agreement"), among PJAM, OPD, PJAM Acquisition Subsidiary, Inc. ("Newco"), Shareholder and the other shareholders of OPD, on the date hereof, Newco is being merged with and into OPD (the "Merger").

     C. In the Merger, each share of common stock of OPD outstanding prior to the Merger is being converted into shares of Common Stock of PJAM, as more particularly described in the Merger Agreement.

     D. In connection with the Merger, as provided in the Merger Agreement, Shareholder agreed to enter into this Agreement to provide that Shareholder will not engage in activities that are detrimental to or competitive with PJAM or OPD following the Merger.

     Agreement:

     Now, Therefore, the parties hereby agree as follows:

      1. Covenant Not-To-Compete. Shareholder hereby covenants and agrees that for a period of two years from the date hereof, Shareholder will not, within the "Territory" (as defined in Section 6.4), without the prior written consent of PJAM:

       (a) directly or indirectly enter into the employ of, render any service to, or act in concert with, or on behalf of, any "Person" (as defined in Section 6.3) that owns, operates, manages, franchises or licenses any "Competitive Business" (as defined in Section 6.2); or

       (b) directly or indirectly engage in any such Competitive Business on Shareholder's own account; or

       (c) become interested in any such Competitive Business, directly or indirectly, as an individual, partner, joint venturer, shareholder, director, officer, principal, agent, employee, consultant, investor, representative, creditor, licensor or transferor of any trademark, trade name, process, product or marketing or other intangible, or in any other relationship or capacity; provided, that the purchase of securities in Papa John's International, Inc. or a publicly traded security of any other corporation engaged in such business or service shall not in itself be deemed violative of this Agreement so long as Shareholder does not own, directly or indirectly, more than 2% of the securities of such other corporation.

      2. Confidentiality Covenant. Shareholder will not, at any time hereafter, divulge, furnish or make accessible to any Person any know-how, methods, systems or other confidential information or trade secrets with respect to the business, assets, operations or financial affairs of OPD.

      3. Nonsolicitation of Employees Covenant. Shareholder shall not, for a period of two years from the date hereof, individually or on behalf of any other Person, entice or induce, directly or indirectly, any employee of OPD or an "Affiliate" (as defined in Section 6.1) of OPD to leave the employment of OPD or an Affiliate of OPD to work with Shareholder or with any Person with whom Shareholder is or becomes affiliated.

      4. Reasonableness of Scope and Duration. Shareholder agrees that the covenants and agreements contained herein are, taken as a whole, fair and reasonable in their geographic scope and duration, and Shareholder will not raise any issue of the reasonableness of the scope or duration of any such covenants in any proceeding to enforce any such covenants.

      5. Cumulative Remedies; Enforceability. Shareholder acknowledges that PJAM and Newco have consummated the Merger Agreement in reliance, among other things, upon the fulfillment by Shareholder of all of the covenants and agreements of this Agreement. Shareholder understands and agrees that OPD and PJAM may not be adequately compensated by damages for a breach by Shareholder of any of the covenants and agreements contained herein, and that OPD and PJAM shall, in addition to all other remedies, be entitled to injunctive relief and specific performance. Shareholder hereby affirmatively waives the requirement that PJAM or OPD post any bond, demonstrate the likelihood of irreparable damage to PJAM or OPD or demonstrate that any actual damages will be suffered by PJAM or OPD or any other entity seeking enforcement hereof as a result of Shareholder's breach of any provision of this Agreement. The covenants and agreements contained in this Agreement shall be construed as separate covenants and agreements, and if any court shall finally determine that the restraints provided for in any such covenants and agreements are too broad as to the area, activity or time covered, said area, activity or time covered shall be reduced to whatever extent the court deems reasonable, and such covenants and agreements shall be enforced as to such reduced area, activity or time. Nothing herein contained will be construed as prohibiting PJAM or OPD from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, the recovery of money damages, and it shall also be entitled to the payment of any and all reasonable fees, disbursements, and other charges of the attorneys and collection agents, court costs, and all other costs of enforcement.

      6. Definitions. The following terms, when used herein, shall have the meanings set forth below:

        6.1 Affiliate. Any Person controlled by, controlling or under common control with such Person. For the purposes of this definition of Affiliate, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, law or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

        6.2 Competitive Business. Any business that manufactures or sells pizza, whether on a delivery, carry-out, dine-in, retail or wholesale basis.

        6.3 Person. Any individual, corporation (including, without limitation, any non-profit corporation), general or limited partnership, limited liability partnership or company, joint venture, estate, trust, association, unincorporated organization or other entity.

        6.4  Territory.  The Cleveland, Ohio DMA.

      7.  Miscellaneous.

        7.1 Binding Effect. All of the terms, provisions and conditions of this Agreement shall inure to the benefit of and be enforceable by PJAM, OPD and their Affiliates and their respective successors and assigns.

        7.2 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter herein contained, and supersedes all prior agreements, correspondence, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party which has not been embodied in this Agreement, and no party shall be bound by or be liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement may be amended, modified, superseded, or canceled only by a written instrument signed by all of the parties, and any of the terms, provisions, and conditions hereof may be waived, only by a written instrument signed by the waiving party. Failure of any party at any time or times to require performance of any provision hereof shall not be considered to be a waiver of any succeeding breach of such provision by any party.

        7.3  Governing Law.    This Agreement is executed and delivered in, and
shall be governed by, the laws of the State of Delaware without giving effect to any conflict of law, rule or principle that might require the application of the laws of another jurisdiction.

        7.4 Headings. The headings in this Agreement are included for purposes of convenience only and shall not be considered a part of this Agreement in construing or interpreting any provision hereof.

        7.5 Invalidity of Provisions; Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall to any extent be held in any proceeding to be invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected thereby, and shall be valid, legal and be enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed herein. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        7.6  Notices.

       (a) Giving of Notices. All notices, requests, consents, approvals, waivers, demands and other communications hereunder (collectively, "Notices") shall be deemed to have been given if in writing and (1) personally delivered against a written receipt, or (2) sent by confirmed telephonic facsimile, or (3) delivered to a reputable express messenger service (such as Federal Express, DHL Courier and United Parcel Service) for overnight delivery, addressed as follows (or to such other address as a party shall have given Notice to the other):

     If to Shareholder:     _______________________________
                            _______________________________
                            _______________________________
                            Fax No:  _______________________

     With a copy to:        Eric R. Moy, Esq.
                            Barnes & Thornburg
                            1313 Merchants Bank Building
                            Indianapolis, Indiana  46204
                            Fax No:  317/231-7433

     If to Newco:           PJ America, Inc.
                            9109 Parkway East
                            Birmingham, Alabama  35206
                            Attention:  D. Ross Davison,
                                        Chief Financial Officer
                            Fax No: 205/836-0376

     With a copy to:        Patrick J. Welsh, Esq.
                            Greenebaum Doll & McDonald pllc
                            3300 National City Tower
                            Louisville, Kentucky  40202-3197
                            Fax No:  502/587-3695

       (b) Time Notices Deemed Given. All Notices shall be effective upon being properly personally delivered, or upon confirmation of a telephonic facsimile, or upon the delivery to a reputable express messenger service. The period in which a response to any such Notice must be given shall commence to run from the date on the receipt of a personally delivered Notice, or the date of confirmation of a telephonic facsimile or two days following the proper delivery of the Notice to a reputable express messenger service, as the case may be.

        7.7 Time Periods. All time periods in this Agreement shall be computed by excluding from such computation any time during which Shareholder is in violation of any provision of this Agreement and any time during which there is pending in any court of competent jurisdiction any action (including, without limitation, any appeal from any final judgment) brought by any Person, whether or not a party to this Agreement, in which action PJAM or OPD seeks to enforce the agreements and covenants in this Agreement or in which any Person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

  In Witness Whereof, the parties have entered into this Agreement as of the date first written above.


                                            ------------------------
                                            [Name of Shareholder]
                                                 ("Shareholder")




                                            PJ America, Inc.

                                            By:_______________________
                                            Title:____________________
                                                    ("PJAM")


                                            Ohio Pizza Delivery Co.

                                            By:_______________________
                                            Title:____________________
                                                      ("OPD")

                                   EXHIBIT E
                                   ---------



                                 June 5, 1997



Board of Directors
Ohio Pizza Delivery Co.


Dear Directors:

     Effective as of the date hereof, I hereby resign from all offices as an officer, director and employee of Ohio Pizza Delivery Co. (the "Company").

     Furthermore, for myself, my heirs, personal representatives, successors and assigns, in consideration of the exchange of shares of common stock of the Company for shares of common stock of PJ America, Inc. ("PJAM"), pursuant to the terms of that certain Agreement and Plan of Merger, dated May 30, 1997 (the "Agreement"), among PJAM, the Company, the undersigned and others, I hereby release and forever discharge the Company and its officers, directors, employees, affiliates, and their respective successors and assigns (collectively, the "Released Parties"), from all claims, demands, damages, liabilities, actions, causes of action, rights, agreements, promises, losses, costs, expenses and controversies of every kind and description, matured or unmatured, liquidated or unliquidated, contingent or otherwise, which I now have, may now have, have had or may hereafter have against any of the Released Parties; provided, nothing herein shall be construed to release PJ Acquisition Subsidiary, Inc., the Surviving Corporation, or PJAM from any obligation under the Agreement, any obligation expressly identified in the Agreement or obligations to pay accrued compensation and benefits or to reimburse normal business expenses incurred through the date hereof, or rights under COBRA.

                                       Respectfully submitted,



                                       [Name of Shareholder]